UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ____________________


                                   FORM 8-K/A


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) June 30, 2005


                             DONAR ENTERPRISES, INC.
 -----------------------------------------------------------------------------
           (Name of Small Business Issuer as specified in its charter)

                    Delaware                                 0-49649                           23-3083371
-------------------------------------------------    ------------------------     -------------------------------------
(State or other jurisdiction of incorporation        (Commission File             (I.R.S. Employer Identification
or organization)                                     Number)                      Number)

                              Concertgebouwplein 13, 1071 ll Amsterdam, The Netherlands
-----------------------------------------------------------------------------------------------------------------------
                                (Address of principal executive offices and zip code)


    Registrant's telephone number, including area code: (011) 31-20-676-0304

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On July 1, 2005, Donar Enterprises, Inc. ("Donar" or the "Company") filed a Form 8-K announcing that it had entered into a Securities Exchange Agreement dated as of June 30, 2005 (the "Agreement") with Playlogic International N.V., a corporation formed under the laws of The Netherlands ("Playlogic"), and the shareholders of Playlogic (the "Playlogic Shareholders") whereby the Playlogic Shareholders exchanged all of their ordinary shares and preferred shares of Playlogic for 21,836,924 shares of Donar common stock (the "Share Exchange".) The Company hereby amends certain portions of the July 1, 2005 Form 8-K to provide that:

     1. Mr. Willem M. Smit did not receive any salary from Playlogic in 2004, 2003 or 2002. Sloterhof Investments, N.V., of which Mr. Smit is the beneficial owner, received approximately $147,096 in 2004, $135,458 in 2003 and $63,873 in 2002 as compensation for services rendered as Managing Director of Playlogic.

     2. Mr. Rogier W. Smit's monthly salary under his employment agreement has been increased to 11,000 euro as of July 1, 2005.

     3. For the three months ending March 31, 2004, Playlogic's selling, marketing, general and administrative expense was approximately $9,583,617, not $769,377 as reported in the July 1, 2005 Form 8-K. The higher expense was due to a one-time expense related to options granted to certain stockholders.

     4. For the three months ending March 31, 2004, Playlogic's research and development expenses were approximately $797,879, not $2,787,345 as reported in the July 1, 2005 Form 8-K.

     5. For the three months ending March 31, 2005, Playlogic's benefit from income taxes was approximately $253,108, not $3,262,005 as reported in the July 1, 2005 Form 8-K, and Playlogic had a net loss of approximately $550,409 for the three months ended March 31, 2005, not a net profit of $2,458,488 as reported in the July 1, 2005 Form 8-K. Further, for the three months ended March 31, 2004, Playlogic had a net loss of approximately $10,790,391, not $3,965,617 as reported in the July 1, 2005 Form 8-K.

     6. For the four months ending April 30, 2004, Playlogic's selling, marketing, general and administrative expense was approximately $9,584,392, not $981,832 as reported in the July 1, 2005 Form 8-K. The higher expense was due to a one-time expense related to options granted to certain stockholders.

     7. For the four months ending April 30, 2005, Playlogic's selling, general and administrative expense was approximately $855,340, not $849,139 as reported in the July 1, 2005 Form 8-K.

     8. For the four months ending April 30, 2004, Playlogic's research and development expenses were approximately $980,848, not $2,922,535 as reported in the July 1, 2005 Form 8-K.

     9. For the four months ending April 30, 2005, Playlogic's benefit from income taxes was approximately $343,546, not $3,259,741 as reported in the July 1, 2005 Form 8-K, and Playlogic had a net loss of approximately $747,076 for the four months ended April 30, 2005, not a net profit of $2,169,118 as reported in the July 1, 2005 Form 8-K.

     10. Donar did not appoint BDO CampsObers as its Registered Certified Public Accounting Firm on June 30, 2005; BDO CampsOberst is currently the independent accountant of Playlogic and has been so since Playlogic's formation. Donar is currently seeking to hire a Registered Certified Public Accounting Firm.

     Donar is also including the financial statements of Playlogic in this Form 8-K under Item 9.01 below.

     Donar hereby amends Item 4.01 - Changes In Registrant's Certifying Accountant, Item 5.02 - Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers and Item 8.01 - Other Events of the July 1, 2005 Form 8-K by replacing such portions of the July 1, 2005 Form 8-K with the following.

The following sections replace the corresponding sections of Item 4.01 of the July 1, 2005 Form 8-K.

ITEM 4.01         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 30, 2005, upon closing of the share exchange transaction,  S.W. Hatfield
("SWHCPA")  ceased  being  Donar's  Registered   Independent   Certified  Public
Accounting Firm.

The Report of Registered Independent Certified Public Accounting Firm issued by SWHCPA for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of Donar to continue as a going concern.

During Donar's most recent fiscal year (ended December 31, 2004) and from January 1, 2005 to the date of this prospectus, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, except that SWHCPA's opinion expressed substantial doubt with respect to Donar's ability to continue as a going concern for both fiscal years. Further, there were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B, during Donar's most recent fiscal year (ended December 31, 2004) and from January 1, 2005 to the date of this prospectus.

SWHCPA has furnished a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter, dated June 30, 2005, is attached as an exhibit to the Form 8-K filed by Donar on July 1, 2005.

BDO CampsObers has acted as the independent accountants for Playlogic International N.V. since its formation, and is currently Playlogic International N.V.'s independent accountants. During the two most recent fiscal years and to June 30, 2005, Donar had not consulted with BDO CampsObers regarding either (I) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Donar's financial statements, and either a written report was provided to Donar or oral advice was provided that BDO CampsObers concluded was an important factor considered by Donar in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) of Regulation S-B and the related instructions thereto.

Donar is currently seeking a new Registered Independent Certified Public Accounting Firm.

The following sections replace the corresponding sections of Item 5.02 of the July 1, 2005 Form 8-K.

(A)      CHANGES IN MANAGEMENT AS OF JUNE 30, 2005


         EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation for the fiscal years ended December 31, 2002, 2003 and 2004 received by the individual who served as Playlogic's Chief Executive Officer during 2004 and its other most highly compensated executive officers whose total annual salary and bonus for fiscal year 2004 exceeded $100,000 (the "Named Officers").




                                            Summary Compensation Table

                                                                                                       Long-Term
                                                                Annual Compensation                   Compensation
                                                                                                         Awards
Name and Principal Position as of December
31, 2004                                              Year         Salary E/($)        Bonus($)        Options(#)

Willem M. Smit                                        2004           Eu 0               0                   0
-------------------------------------------------     2003           Eu 0               0                   0
Chief Executive Officer                               2002           Eu 0               0                   0


Sloterhof Investments N.V. (of which Mr. Willem       2004    Eu 100,000/$147,096       0                   0
M. Smit is the beneficial owner)                      2003    Eu 100,000/$135,458       0                   0
Managing Director                                     2002    Eu 50,000/$ 63,873        0                   0


Rogier W. Smit                                        2004    Eu 100,000/$147,096       0                   0
Executive Vice President                              2003    Eu 100,000/$135,458       0                   0
                                                      2002    Eu  97,200/$124,170       0                   0


     Willem M. Smit, Donar's Chief Executive Officer, will not receive any salary until there are positive cash flows from operations. Currently, Donar only pays Mr. Smit for his business related expenses, and Donar provides him a company car.

(B) EMPLOYMENT AGREEMENTS WITH EXECUTIVES

     Effective February 1 2002, Playlogic entered into an employment agreement with Rogier W. Smit, to be executive vice president and managing director of Playlogic Game Factory B.V. The agreement is for an indefinite period, but can be terminated by Playlogic upon three months' notice and one additional month per year of service or by Mr. Smit upon three months notice. Mr. Smit's starting salary was $9,427 ((euro) 7,500) per month. On July 1, 2005, his base salary was increased to $13,826 ((euro) 11,000) per month. In addition to his salary, Mr. Smit is entitled to a company car. Pursuant to the agreement, Mr. Smit is also subject to confidentiality, non-competition and invention assignment requirements.

     In January 2005, Playlogic entered into an employment agreement with Stefan Layer, its Chief Operating Officer and Vice President Marketing and Sales, effective April 1, 2005. Pursuant to the terms of the agreement, Mr. Layer is responsible for Playlogic's marketing, sales and licensing. The agreement is for an indefinite period, but can be terminated by Playlogic upon six months notice or by Mr. Layer upon three months notice. Mr. Layer's starting salary is $13,826 ((euro)11,000) per month. In addition to his salary, Mr. Layer is entitled to an annual bonus equal to 1% of Playlogic's net profit of the net consolidated year figures after taxes. However, during the first two years of his employment (from April 2005 to April 2006 and from April 2006 to April 2007) the amount of profit sharing to which Mr. Layer is entitled will be no less than $7,641 ((euro)5,600) per month. Under this agreement, Mr. Layer received 500,000 ordinary shares of Playlogic at a nominal value of $0.068 ((euro)0.05) per share (which were exchanged for 364,556 shares of Donar in the Share Exchange). Such shares will be subject to a two year lock up period. After the lock up period, Mr. Layer will be permitted to sell up to 50% of his shares each year. If Mr. Layer terminates the agreement or is dismissed, the shares he still owns must be sold back to Playlogic at nominal value. Pursuant to the agreement, Mr. Layer is also subject to confidentiality, non-competition and invention assignment requirements.

     In April 2005 Playlogic entered into an employment agreement with Leo van de Voort, its Chief Financial Officer, effective May 1, 2005. The agreement is for an indefinite period, but can be terminated by Playlogic upon twelve months notice or by Mr. Van de Voort upon six months notice. Mr. Van de Voort 's starting salary will be $15,055 ((euro)11,034) per month. Under this agreement, Mr. Van de Voort received 200,000 ordinary shares of Playlogic International N.V. at a nominal value of $0.068 ((euro)0.05) per share (exercisable against intrinsic value at year end) (which were exchanged for 145,823 shares of Donar common stock in the Share Transaction). Such shares will be subject to a two year lock up period. After the lock up period, Mr. Van de Voort will be permitted to sell up to 25% of his shares each year. If Mr. Van de Voort terminates the agreement or is dismissed, the shares he still owns must be sold back to Playlogic at nominal value. Pursuant to the agreement, Mr. Van de Voort is also subject to confidentiality, non-competition and invention assignment requirements.

     The following section replaces the corresponding section of Item 8.01 of the July 1, 2005 Form 8-K.


     (D) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Period Ended March 31, 2005 Compared to Period Ended March 31, 2004

     Net  sales.  Net sales  for the  three  months  ended  March 31,  2005 were
(euro)403,358 ($523,034), as compared to (euro)0 ($0) for the three months ended March 31, 2004. This represents an increase of (euro)403,358 ($523,034), or 100%. This increase in revenue is primarily the result of starting sales of Playlogic's games in the fourth quarter of 2004. (euro)139,358 ($180,943) of the revenues for the three months ended March 31, 2005 were from Europe, and
(euro)264,000 ($342,091) were from the US. All of these revenues were derived from Playlogic's game distributors.

     Gross Profit. Gross profit totaled approximately (euro)310,066 ($402,062) for the three months ended March 31, 2005. For the three months ended March 31, 2004, gross profit totaled (euro)0 ($0). This increase in gross profit is primarily the result of an increase in net sales.

     Selling, Marketing, General and Administrative Expenses. Selling, marketing, general and administrative expenses totaled (euro)497,925 ($645,659) for the three months ended March 31, 2005. For the three months ended March 31, 2004, selling, general and administrative expenses totaled (euro)7,828,473 ($9,583,617). This decrease was primarily caused by a one-time charge of granted options to certain stock holders. No options have been granted in the first three months ending March 31, 2005.

     Research  and  development.   Research  and  development  expenses  totaled
(euro)274,598 ($356,071) for the three months ended March 31, 2005. For the three months ended March 31, 2004, research and development totaled
(euro)651,756 ($797,879). This represents a decrease of (euro)377,158 ($441,808), or 58% (55%). This decrease was due to a lesser amount of research and development expenses being capitalized.

     Depreciation. Depreciation expenses totaled (euro)78,882 ($102,287) for the three months ended March 31, 2005. For the three months ended March 31, 2004, the depreciation expense totaled (euro)59,899 ($73,328). The increase of
(euro)18,983 ($28,959) or 32% (39%) was caused by an increase in fixed assets that are depreciated on a straight line basis over the economic life time.

     Interest Expense. Interest expense totaled (euro)78,324 ($101,562) for the three months ended March 31, 2005. For the three months ended March 31, 2004, interest expense totaled (euro)274,111 ($335,567). This represents a decrease of
(euro)195,787 ($234,005), or 71% (70%). This decrease in interest expense is primarily the result of Playlogic's debt holders converting their loans into ordinary shares of Playlogic.

     Benefit  from  income   taxes.   The  benefit  from  income  taxes  totaled
(euro)195,194 ($253,108) for the three months ended March 31, 2005 and (euro)0 ($0) for the three months ended March 31, 2004. This increase was caused by Playlogic's entering into contracts to purchase finished products and for distribution of these games; therefore, deferred tax income has been recognized.

     Net Loss. Playlogic's net loss was (euro)424,469 ($550,409) for the three months ended March 31, 2005. For the three months ended March 31, 2004, net loss totaled (euro)8,814,239 ($10,790,391). This was primarily due to a one-time charge related to the grant of stock options to certain stockholders in 2004, recognition of benefits from income taxes, increased gross profit, lower interest expenses and lower research and development costs.

     Period Ended April 30, 2005 Compared to Period Ended April 30, 2004

     Net  sales.  Net  sales  for the four  months  ended  April  30,  2005 were
(euro)494,958 ($641,367), as compared to (euro)0 ($0) for the four months ended April 30, 2004. This increase in revenue is primarily the result of increased sales of Playlogic's games. (euro)230,958 ($299,276) of the revenues for the four months ended April 30, 2005 were from Europe and (euro)264,000 ($342,091) were from the US. All of these revenues were derived from Playlogic's game distributors.

     Gross Profit. Gross profit totaled (euro)400,295 ($518,702) for the four months ended April 30, 2005. For the four months ended April 30, 2004, gross profit totaled (euro)0 ($0). This increase in gross profit is primarily the result of an increase in net sales.

     Selling, Marketing, General and Administrative Expenses. Selling, marketing, general and administrative expenses totaled (euro)660,087 ($855,340) for the four months ended April 30, 2005. For the four months ended April 30, 3004, selling, general and administrative expenses totaled (euro)8,021,754 ($9,584,392). This represents a decrease of (euro)7,361,667 ($8,729,052), or 92%
(91%). This decrease in selling, general and administrative expenses is primarily the result of a one-time charge of granted options to certain stock holders in 2004. No options have been granted in the first four months ending April 30, 2005.

     Research  and  development.   Research  and  development  expenses  totaled
(euro)360,807 ($467,533) for the four months ended April 30, 2005. For the four months ended April 30, 2004, research and development expenses totaled
(euro)820,931 ($980,848). This represents a decrease of (euro)460,124 ($513,315), or 56% (52%). This decrease is due to research and development expenses not being able to be capitalized.

     Depreciation. Depreciation expense totaled (euro)105,306 ($136,456) for the four months ended April 30, 2005. For the four months ended April 30, 2004, depreciation expense totaled (euro)82,517 ($98,591). The increase of
(euro)22,789 ($37,865), or 28% (38%) was caused by an increase in fixed assets that are depreciated on a straight line basis over the economic life time.

     Interest Expense. Interest expense totaled (euro)115,755 ($149,995) for the four months ended April 30, 2005. For the four months ended April 30, 2004, interest expense totaled (euro)308,534 ($368,636). This represents a decrease of
(euro)192,779 ($218,641), or 62% (59%). This decrease in interest expense is primarily the result of Playlogic's debt holders converting their loans into ordinary shares of Playlogic.

     Benefit from income taxes. Benefit from income taxes totaled (euro)265,123 ($343,546) for the four months ended April 30, 2005. For the four months ended April 30, 2004, benefit from income taxes totaled (euro)0 ($0). This increase was caused by Playlogic's entering into contracts to purchase finished products and for distribution of these games; therefore deferred tax income has been recognized.

     Net Loss. Playlogic's net loss was (euro)576,537 ($747,076) for the four months ended April 30, 2005. For the four months ended April 30, 2004, net loss totaled (euro)9,233,736 ($11,032,467). This was primarily due to a one-time charge related to the grant of stock options to certain stockholders in 2004, recognition of benefits from income taxes, increased gross profit, lower interest expenses and lower research and development costs.

     Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

     Net sales. For the fiscal year ended December 31, 2004, we had total revenue of (euro)87,931 ($119,982) compared to revenue of (euro)0 ($0) for the fiscal year ended December 31, 2003. This increase in revenue is primarily the result of starting sales of Playlogic's games in the fourth quarter of 2004. All of the revenues for the year ended December 31, 2004 were from Europe. All of these revenues were from Playlogic's game distributors.

     Gross Profit. Gross profit totaled (euro)59,095 ($80,635) for the fiscal year ended December 31, 2004 as compared to (euro)0 ($0) for the fiscal year ended December 31, 2003. The increase in Playlogic's gross profit is a result of increased sales.

     Selling, Marketing, General and Administrative Expenses. Selling, marketing, general and administrative expenses totaled (euro)10,305,508 ($14,061,865) for the fiscal year December 31, 2004. For the fiscal year ended December 31, 2003, selling, general and administrative expenses totaled
(euro)2,295,100  ($2,884,942).  This  represents an increase of  (euro)8,010,408
($11,176,923), or 349% (387%). This increase in selling, general and administrative expenses is primarily the result of a one-time charge of granted options to certain stock holders and the increased number of employees and related costs.

     Interest Expense. Interest expense totaled (euro)2,007,080 ($2,738,661) for the fiscal year ended December 31, 2004. For the fiscal year ended December 31, 2003, interest expense totaled (euro)140,206 ($176,238). This represents an increase of (euro)1,866,874 ($2,562,423), or 1,332% (1,454%). This increase in interest expense is primarily the result of Playlogic's increased loan commitments and related interest rates.

     Net Loss. Playlogic's net loss was (euro)16,193,241 ($22,095,677) for the fiscal year ended December 31, 2004. For the fiscal year ended December 31, 2003, net loss totaled (euro)6,091,914 ($7,657,536). This decrease in profitability is primarily the result of Playlogic's increased costs incurred with research and development and increased loan commitments and an expense related to granted options to certain shareholders.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired

     (1) The following are the financial statements of Playlogic as of year end 2004, the three months ended March 31, 2005 and the four months ended April 30, 2005. Playlogic became a wholly-owned subsidiary of Donar after the Share Exchange and represents the entire operations of Donar.

Consolidated balance sheet as per December 31, 2004

Playlogic International N.V.

Preliminary Note

     The financial statements of Playlogic International N.V. have been prepared in euro. The euro to dollar exchange rate on December 31, 2004 was approximately 1.3645, and the euro per dollar exchange rate for December 31, 2003 was approximately 1.2570. Note 33 sets unaudited pro forma financial information as if the share exchange transaction with Donar Enterprises, Inc. had occurred on March 31, 2005. This pro forma financial information has been prepared in US$, with a euro to dollar exchange rate of 1.2967.

CONSOLIDATED BALANCE SHEETS                                           December 31,              December 31,
                                                                          2004                      2003
                                                                                (in Euros)
                                                                  ----------------------    ----------------------

ASSETS
Current assets:
Cash                                                                             16,277                    65,005
Accounts receivable, net                                                           --                       9,334
Software development                                                            860,049                   393,557
Prepaid royalties                                                                   -                         -
Loan to associated companies                                                     65,000                       -
Prepaid expenses and other current assets                                       199,794                   147,771
Deferred  tax asset                                                                 -                         -
                                                                  ----------------------    ----------------------

Total current assets                                                          1,141,120                   615,667

Fixed assets, net                                                               528,357                   491,461
Goodwill, net                                                                      -                       11,250
                                                                  ----------------------    ----------------------

TOTAL ASSETS                                                                  1,669,477                 1,118,378



Playlogic International N.V.

CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' DEFICIT                                 December 31,                December 31,
                                                                           2004                        2003
                                                                                (in Euros)
                                                                  --------------------------------------------------
Current liabilities:
Accounts payable                                                             2,334,377                      816,596

Bank overdraft                                                                  683,278                         -
Short term loans from third parties                                             156,000                         -
Accrued expenses:
    Personnel expenses                                                          427,921                     241,190
    Financing software development                                              435,000                         -
    Auditors and advisors                                                       165,000                       8,000
    Management fee                                                                  -                       150,000
    Other                                                                       170,883                     206,526

Loan from stockholder                                                         5,563,622                   4,995,148
Wage tax and social securities payable                                          101,665                     596,502
                                                                  ----------------------     -----------------------

                                                                  ----------------------     -----------------------
Total current liabilities                                                    10,037,746                   7,013,962

Long-term liabilities                                                           240,000                     262,500

Total liabilities                                                            10,277,746                   7,276,462

Stockholders' Deficit:
Ordinary Shares, par value EUR 0.05 per share;                                  640,177                     319,175
30.000.000 shares authorized; 12.083.537 and
6.383.497 issued and outstanding at
31 December 2004 and 31 December 2003
Respectively

Priority shares, par value EUR 0.05 per share
3 shares issued at 31 December 2004 and
31 December 2003 respectively                                                      -                           -
Additional paid-in capital                                                    9,408,138                   1,711,638
Subscribed capital                                                            5,725,555                         -

Accumulated deficit                                                        (24,382,139)                 (8,188,897)
                                                                  ----------------------     -----------------------

Total stockholders' Deficit                                                 (8,608,269)                 (6,158,084)
                                                                  ----------------------     -----------------------

TOTAL LIABILITIES,  AND
STOCKHOLDERS' DEFICIT                                                       1,669,477                     1,118,378



                                       7




 Consolidated Profit and Loss account 2004

Playlogic International N.V.                                              Year Ended December 31,
                                                                                (in Euros)
                                                          --------------------------------------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS                                              2004                      2003
------------------------------------------------------    ------------------------------    ----------------------

Net sales                                                                       87,931                          --

Product costs                                                                    28,836                         -
                                                          ------------------------------    ----------------------
Gross profit                                                                     59,095                         -

Operating expenses:
Selling and marketing                                                           464,382                   361,738
General and administrative                                                    9,841,126 *               1,933,362
2004 includes an one time expense of Eu 7,200,000 for
granted options)
Research and development                                                      3,638,733                 3,285,841
Impairment goodwill                                                              11,250                     3,750
Depreciation                                                                    289,765                   367,017

                                                          ------------------------------    ----------------------

Total operating expenses                                                     14,245,256                 5,951,708

                                                          ------------------------------    ----------------------

Loss from operations                                                       (14,186,161)               (5,951,708)
Interest expense                                                            (2,007,080)                 (140,206)

                                                          ------------------------------    ----------------------

Income before income taxes                                                 (16,193,241)               (6,091,914)


Benefit from income taxes                                                             -                         -

                                                          ------------------------------    ----------------------

Net loss                                                                  (16,193,241)              (6,091,914)

                                                          ------------------------------    ----------------------




                                       8





       Playlogic International N.V.                                                Year Ended December 31,
                                                                                           (in Euros)
                                                                  ----------------------------------------------------------

       CONSOLIDATED STATEMENTS OF OPERATIONS                                    2004                 2003

       ------------------------------------------------------     ----------------------------------------------------------

       Basic
       Net loss                                                          (16,193,241)          (6,091,914)
       Priority shares                                                              -                    -
       Net loss available to ordinary stockholder                        (16,193,241)          (6,091,914)

       Diluted
       Net loss                                                          (16,193,241)          (6,091,914)
       Priority shares                                                              -                    -
       Net loss available to ordinary stockholder                        (16,193,241)          (6,091,914)

       Net loss per share:
       Basic                                                                   (2,13)               (0,96)
       Diluted                                                                 (1,06)               (0,96)

       Number of shares used in
       computation:
       Basic                                                               7,614,160             6,330,125
       Diluted                                                            15,342,352             6,330,125



                                       9




 Consolidated Cash Flow Statement 2004

Playlogic International N.V.

CONSOLIDATED CASH FLOW STATEMENT                                                December 31,              December 31,
                                                                                    2004                      2003
 Cash Flows from Operating activities                                                           (In Euros)
                                                                          -------------------------   ----------------------
                                                                          -------------------------   ----------------------
 Net loss                                                                             (16,193,241)              (6,091,914)
 Adjustments to reconcile net loss
to net cash provided by operating activities
 Add back depreciation                                                                     289,765                  367,017
 Add back impairment goodwill                                                               11,250                    3,750
 Add back interest accrued into loan from stock holder                                   1,433,637                  141,230
 Add back one time expense for granted options                                           7,200,000                        -
 Increase/decrease Software development                                                  (466,492)                (393,557)
 Increase/decrease Accounts receivable                                                       9,334                  (9,334)
 Increase/decrease prepaid royalties                                                      (65,000)                        -
 Increase/decrease Prepaid expenses and other current assets                              (52,024)                  785,367
 Increase/decrease Accounts payable                                                      1,517,781                  527,753
 Increase/decrease Wage tax and social securities payable                                (494,837)                  507,899
 Increase/decrease Accrued expenses                                                        593,088                  300,588
 Increase/decrease deferred income taxes                                                         -                  (7,965)

                                                                          --------------------------------------------------
Net cash used in operating activities                                                  (6,216,739)              (3,869,166)
                                                                          --------------------------------------------------

 Investing activities
 Investment Intangibles                                                                          -                 (15,000)
 Investment Fixed assets                                                                 (326,661)                (230,384)

                                                                          --------------------------------------------------
 Cash Flows from investing activities                                                    (326,661)               (245,384)
                                                                          --------------------------------------------------

 Cash Flows from financing activities
 Increase/decrease loan from stockholder                                                 4,660,392                3,870,725
 Repayment loan from stockholder                                                       (5,525,555)                        -
 Increase /decrease Long-term liabilities                                                 (22,500)                  262,500
 Increase /decrease Short-term liabilities                                                 156,000                        -
 Increase /decrease Bank overdraft                                                         683,278                        -
 Issuance of new shares                                                                    817,502                        -
 Subscribed capital                                                                      5,725,555                        -

                                                                          --------------------------------------------------
 Net cash provided by financing activities                                               6,494,672                4,133,225
                                                                          --------------------------------------------------

 Increase (decrease) in Cash                                                              (48,728)                   18,675

 Cash at beginning of period                                                                65,005                 46,330
                                                                          --------------------------------------------------

 Cash at end of period                                                                     16,277                   65,005

The net loss includes interest accrued in 2004 on loans aggregating Eu 2,007,080 and in 2003 on loans aggregating Eu 140,206. In 2004 , the company paid Eu
146,312 interest (in 2003, the company paid no interest). No income tax has been paid in 2004 and 2003.


                                       10

Consolidated statement of changes in Stockholders' deficit

Playlogic International N.V.

STOCKHOLDERS'                          Issued capital
DEFICIT                                            Ordinary        Additional        Subscribed       Accumulated
                                   Shares           share       Paid-in capital        capital          Deficit            Total
                                                  par value
                                                                (in Euros)
                              -----------------------------------------------------------------------------------------------------

December, 31 2002                6,117,000        305,850         625,963                              (2,096,983)     (1,165,170)


Issue of share capital           266,500           13,325         1,085,675                                              1,099,000

Net loss 2003                                                                                          (6,091,914)      (6,091,914)

                              -----------------------------------------------------------------------------------------------------



At 31 December 2003              6,383,500        319,175         1,711,638              -            (8,188,897)     (6,158,084)

                              -----------------------------------------------------------------------------------------------------


December 31,   2003              6,383,500        319,175          1,711,638            -              (8,188,897)      (6,158,084)



Issue of share capital         6,420,040         321,002             496,500             -                -                817,502

Subscribed capital              2,290,222          -                   -             5,725,555            -              5,725,555

One time granted  option           -           -   -               7,200,000             -                -             7,200,000

 Net loss 2004                                                          -                 -            (16,193,242)   (16,193,242)
                              ------------------------------------------------------------------------------------------------------

At 31 December 2004           15,093,762         640,177         9,408,138             5,725,555        (24,382,139)    (8,608,269)

                              ------------------------------------------------------------------------------------------------------




Playlogic International N.V.

Notes to consolidated financial statements

Note 1 Description of the business

     Playlogic International N.V. (the "company") was incorporated in the Netherlands in May 2002. The company publishes interactive entertainment software for video game consoles, PCs and handheld and mobile devices developed by its internal studio and by third parties.

Note 2 -  General

     Currency. The financial statements are prepared in Euros (the functional currency). The applicable exchange rates of the various currencies against the Euro were used for the conversion. Exchange differences have been included in the financial results in the profit and loss account.

     Financial Risk Management. The company's vulnerabilities, such as trade receivables and payables, borrowings and liquid resources arise directly from its operations. The main purpose of its financial risk management is to keep the company's exposure at a reasonable level.

     Currency and interest risk. The company is exposed to currency risks. The company is particularly exposed to fluctuations in the exchange rate between the U.S. dollar and the Euro, as it incurs manufacturing costs and prices its systems in Euro (the functional currency) while a portion of its revenue is denominated in U.S. dollars. A substantial portion of the company's assets, liabilities and operating results are denominated in Euros, and a minor portion of its assets, liabilities and operating results are denominated in currencies other than the Euro. The company's consolidated financial statements are expressed in Euros. Accordingly, its results of operations are exposed to fluctuations in various exchange rates. As of the applicable balance sheet dates, the exposure was very limited, hence, no hedging activities were deemed necessary. In the company's exchange rate agreements, it uses fixed interest rates.

     Credit risk. From time to time distributors and retailers in the interactive entertainment software industry have experienced significant fluctuations in their businesses, and a number of them have failed. The insolvency or business failure of any significant retailer or distributor of our products could materially harm the company's business and financial results. The company typically makes sales to most of its retailers and some distributors on unsecured credit, with terms that vary depending upon the customer's credit history, solvency, credit limits and sales history. If necessary, a sufficient reserve will be maintained to attempt to a avoid a detriment to the company's business and financial results as a result of payment default. As of per December 31, 2004 this reserve was zero.

     Liquidity risk. The company's management believes that the current cash on hand and additional cash expected from operations will be sufficient order to cover its working capital requirements through the third quarter of 2005. After that time, it will need to obtain additional financing from third parties. If it does obtain any necessary financing in the future, it may need to cease operations.

Item 3 -  Legal proceedings

None.

Item 4 -  Accounting Policies

      Basis of Presentation

     The unaudited condensed consolidated financial statements of the company have been prepared in accordance with the instructions to Regulation S-X. Accordingly, the financial statements do not include all information and disclosures necessary for a presentation of the company's financial position, results of operations and cash flows in conformity with generally accepted accounting principles in the United States of America. In the opinion of management, the financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the company's financial position, results of operations and cash flows. The results of operations for any interim periods are not necessarily indicative of the results for the full year. The unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto.

          Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reporting periods. The most significant estimates and assumptions relate to the recoverability of prepaid royalties, capitalized software development costs and intangibles, inventories, realization of deferred income taxes and the adequacy of allowances for doubtful accounts. Actual amounts could differ significantly from these estimates.

         Accounts receivable

     Accounts receivable are shown after deduction of a provision for bad and doubtful debts where appropriate.

         Software Development

     Capitalized software development costs include payments made to independent software developers under development agreements, as well as direct costs incurred for internally developed products. The company accounts for software development costs in accordance with SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable.

     The company utilizes both internal development teams and third-party software developers to develop its products. It capitalizes internal software development costs and other content costs subsequent to establishing technological feasibility of a title. Amortization of such costs as a component of cost of sales is recorded on a title-by-title basis based on the greater of the proportion of current year sales to the total of current and estimated future sales for the title or the straight-line method over the remaining estimated useful life of the title. At each balance sheet date, the company evaluates the recoverability of capitalized software costs based on undiscounted future cash flows and charge to cost of sales any amounts that are deemed unrecoverable. The company's agreements with third-party developers generally provide it with exclusive publishing and distribution rights and require it to make advance payments that are recouped against royalties due to the developer based on the contractual amounts of product sales, adjusted for certain costs.

         Prepaid royalties

     The company capitalizes external software development costs (prepaid royalties) and other content costs subsequent to establishing technological feasibility of a title. Advance payments are amortized as royalties in cost of sales on a title-by-title basis based on the greater of the proportion of current year sales to the total of current and estimated future sales for that title or the contractual royalty rate based on actual net product sales as defined in the respective agreements. At each balance sheet date, the company evaluates the recoverability of advanced development payments and unrecognized minimum commitments not yet paid to determine the amounts unlikely to be realized through product sales. Advance payments are charged to cost of sales in the amount that management determines is unrecoverable in the period in which such determination is made or if management determines that it will cancel a development project.

        Deferred tax asset

     Referred tax assets are recognized for as far as the management believes that it is more likely than not that the valued deferred tax asset will be realized.

         Fixed assets

     Tangible fixed assets are stated at acquisition cost less depreciation calculated on a straight-line basis over the estimated useful life. Acquisitions during the year are written-off from the date of acquisition.

         Goodwill

     Goodwill arises from investments in subsidiaries and associated companies. Goodwill is the difference between the purchase price and the company's share in the amount at which the identifiable assets and liabilities of the acquired associated company are valued at on initial recognition. Investments in subsidiaries and associated companies are accounted for by using the equity method, determined using the same accounting principles as in the companies accounts. The carrying value of the goodwill will be tested annually for impairment based on the projected cash flows for the coming years.

         Impairment

     Impairment is the condition that exists when the carrying amount of a long lived asset, or group of assets, exceeds its fair value. An impairment loss shall be recognized only if the carrying amount of the long-lived asset, or group of assets, is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset at the date. The assessment shall be based on the carrying amount at the date it is tested for recoverability, whether in use or under development. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

     Fair value of an asset is the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

         Current liabilities

Current liabilities are stated at cost.

         Long-term liabilities

The long-term loans concern loans with a maturity date beyond one year.


          Revenue Recognition

     The company evaluates the recognition of revenue based on the criteria set forth in SOP 97-2, "Software Revenue Recognition", as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" and Staff Accounting Bulletin ("SAB") No. 101, "Revenue
Recognition in Financial Statements", as revised by SAB 104, "Revenue Recognition".

The company evaluates revenue recognition using the following basic criteria:

     o Evidence of an arrangement: the company recognizes revenue when it has evidence of an agreement with the customer reflecting the terms and conditions to deliver products.

     o Delivery: Delivery is considered to occur when the products are shipped and risk of loss has been transferred to the customer.

     o Fixed or determinable fee: If a portion of the arrangement fee is not fixed or determinable, the company recognizes that amount as revenue when the amount becomes fixed or determinable.

     o Collection is deemed probable: At the time of the transaction, the company conducts a credit review of each customer involved in a significant transaction to determine the creditworthiness of the customer. Collection is deemed probable if the company expects the customer to be able to pay amounts under the arrangement as those amounts become due. If the company determines that collection is not probable, it recognizes revenue when collection becomes probable (generally upon cash collection).

         Product Revenue

     Product  revenue,  including  sales  to  resellers  and  distributors,   is
recognized when the above criteria are met.

          Selling and marketing

     Selling and marketing expenses are expensed in the period in which the service has been received.

         Depreciation

     Depreciation on fixed assets (property, plant and equipment) is calculated at fixed percentages of cost, based on the estimated useful life of the assets.

         Interest expense

     Interest income (loss) relates to interest received or due from and paid or due to third parties, stockholders, subsidiaries and associated companies.

         Benefit from (provision for) income taxes

     The income taxes on the profit and loss account are deferred taxes. Deferred income tax is recognized to the extent that it is probable that future taxable profits will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rate that is expected to apply to the period when the asset is realized or the liability is settled.

         Earnings per share

     Basic EPS shall be computed by dividing net income available to ordinary stockholders (the numerator) by the weighted-average number of ordinary shares outstanding (the denominator) during the period. Shares issued during the period and shares reacquired during the period shall be weighted for the portion of the period that they were outstanding.

         Stock based compensation

The company accounts for its employees stock based compensation plans in accordance with APB 25, accounting for stock issued to employees. The company adopts the intrinsic value method, measured at the grant date and is recognized over the service period, which is usually the vesting period.


         New Accounting Pronouncements

     In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" which revised Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". The revised statement addresses the accounting for share-based payment transactions with employees and other third parties, eliminates the ability to account for share-based compensation transactions using APB 25 and requires that the compensation costs relating to such transactions be recognized in the condensed consolidated statement of operations. The revised statement is effective as of the first fiscal year beginning after June 15, 2005.

     Although the company is currently analyzing the method of adoption and impact of the adoption of this standard, effective January 1, 2006, it is expected to have an impact on the company's condensed consolidated financial statements similar to the pro forma disclosure under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").


         Principles of consolidation and reporting entity.

     The consolidated accounts comprise the fully consolidated financial information for Playlogic International N.V. and its subsidiaries in which Playlogic International N.V. has majority control. Playlogic International N.V. is considered to control a company if it has, directly or indirectly, more than 50% of the voting rights in that company, enabling it to influence the company's finance and business policies and profit from its activities.

     The consolidated accounts comprise the financial statements of Playlogic International N.V. (having its registered office in Amsterdam, The Netherlands) as head of the group and its 100%-subsidiary Playlogic Game Factory B.V. based in Breda, The Netherlands (having its registered office in Amsterdam, The Netherlands).

     The financial statements of the parent and its subsidiaries are combined on a line by line basis by adding together items like assets, liabilities, equity, income and expenses. Unrealized intercompany results included in development costs of games at balance sheet date, resulting from intercompany transactions and intercompany balances, have been eliminated.

         Investments in associated companies

     If the value of the identifiable assets and liabilities of the acquired associate was below zero, this value has been recognized for as far as the company is obliged to satisfy obligations of the associated company which it has guaranteed or is otherwise committed to.

Note 5 - Financial position and continuity

     The company needs additional capital to fund future operations. Without this capital, the company will not be able to continue its operations on a stand alone basis. Through 2005, Playlogic International N.V. secured investment of approximately (euro) 3.8 million. These investors can be characterized as informal. They are committed to the long term future of the company.

     The company is a global publisher of interactive software games designed for personal computers, and video game consoles and handheld platforms manufactured by Sony, Microsoft and Nintendo. Its principal sources of revenue are derived from publishing and distribution operations. Publishing revenues are derived from the sale of internally developed software titles or software titles developed by third parties. Operating margins in its publishing business are dependent upon its ability to continually release new, commercially successful products. Operating margins for titles based on licensed properties are affected by the company's costs to acquire licenses.

     The company pursues a growth strategy by capitalizing on the widespread market acceptance of video game consoles, as well as the growing popularity of innovative action games that appeal to mature audiences. The company has established a portfolio of successful proprietary software content for the major hardware platforms. It expects to continue to become the leader in the mature, action product category by leveraging its existing franchises and developing new brands. The company currently anticipates that the release of World Racing 2, Knights of the Temple 2 and Gene Troopers will generate significant cash flow from its publishing business in fiscal 2005.


Subsequent Event

     On June 30, 2005, the company and its shareholders completed a share exchange transaction with Donar Enterprises, Inc. ("Donar"), a US company that is listed on the OTC BB. Following the share exchange transaction, the company became a wholly-owned subsidiary of Donar and represented all of Donar's operations. The company's shareholders exchanged all of their shares for shares of Donar in the share exchange, and the company's former shareholders owned approximately 91% of the outstanding Donar common stock after the completion of the share exchange.

     The share exchange creates the possibility for the company to obtain new capital through equity financing in the US public market.

     The consolidated financial statements have been prepared assuming that the company will continue as a going concern. The company has experienced losses from operations, and has a working capital deficiency and accumulated deficit that raised substantial doubt at year end 2004 about its ability to continue as a going concern. However, in 2005 all loans granted by stockholders are redeemed. The redemption was used as payment on shares to be issued. By doing so, the company entered into the share exchange without any material loans. Further, new stock has been issued. Nevertheless new capital needs to be raised. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6 -  Cash

         Liquidity and capital resources

     Our primary cash requirements are to fund the development and marketing of our products. Our cash decreased (euro)48,728 during fiscal 2004 as follows:


                                                 Year Ended
                                ------------------------------------------------
                                 December 31,    December 31,     Increase/
                                  2004             2003            (Decrease)
                                                (In Euros)
                                ------------------------------------------------
 Cash Flows from Operating
      activities                (6,216,739)      (3,869,166)      (2,347,574)

 Cash Flows from investing
 activities                     (326,661)         (245,384)        (81,277)

 Net cash provided by
  financing activities         6,494,672         4,133,225         2,361,447





 Increase (decrease) in Cash     (48,728)         18,675           (67,404)

     --------------------------------------------------------------------

         Financing Needs

The company expects its capital requirements to increase over the next several years as it continues to develop new products both internally and through its third-party developers, increase marketing and administration infrastructure, and embark on in-house business capabilities and facilities. The company's future liquidity and capital funding requirements will depend on numerous factors, including, but not limited to, the cost and hiring and training production personnel who will produce its titles, the cost of hiring and training additional sales and marketing personnel to promote its products, and the cost of hiring and training administrative staff to support current management.

         Off Balance Sheet Arrangements.

The company does not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on its financial condition, revenues, results of operations, liquidity or capital expenditures.


         Contractual obligations and contingent liabilities and commitments.

The company has the following contractual obligations associated with its lease commitments and other contractual obligations:



Amounts in thousands                         Automobiles     Rent         Total
                                                          (In Euros)
                                         ---------------------------------------
2002                                           11             52            63
2003                                          203            352           555
2004                                          143            322           465
2005                                          134            491           625
2006                                          130            660           790
2007                                           58            569           627
2008                                           19            546           565
2009                                            0            546           546
Thereafter                                      0          1,247         1,247
                                         ---------------------------------------
                                              698          4,785         5,483
                                         =======================================

     Bank  guarantees.

The company is required to renew a bank guarantee for a total of (euro)38,174, as a security for lease obligations of buildings.

         Finance commitment

     Playlogic International N.V. finances the production of games from independent and associated game developers in exchange of the copyrights of these games. As of December 31, 2004, the company has the obligation to finance game development for a maximum of (euro)2,266,695. The company is able to terminate all contracts involved, thereby terminating further finance commitment.

         Accounts receivable

     The accounts receivables as per December 31, 2004 are zero, and therefore, no allowance for doubtful accounts was necessary. This allowance as per December 31, 2003 was also zero.

Note 7 -  Software development

At the direction of Playlogic International N.V., Playlogic Game Factory B.V. has developed games. Research and development costs, which consist primarily of game development costs, are generally expensed as incurred. Accounting for the cost of games to be sold, leased or otherwise marketed, provides for the capitalization of certain game development costs incurred after certain requirements are met. The company capitalizes internal software development costs and other content costs subsequent to establishing technological feasibility of a title.

The expenditures underlying the development costs of games were entered on the basis of project related records and assessed at the directly related costs of personnel (including salaries, taxes, social securities and other personnel related costs, machinery and equipment used in R&D, and costs of facilities, and other directly related costs to R&D activities). The attribution of directly related costs of personnel is based on the relative share of capitalized working hours versus the total amount of working hours. Indirect hours are excluded from the capitalization.

Changes in the development costs of games are:

                                                            2004              2003
                                                               (In Euros)

Balance at January 1                                     393,557                 0
Amortized during the year                               (28,836)                 0
Capitalized during the year                              495,328           393,557
                                                   -------------      ------------
Balance at December 31                                  860,049            393,557
                                                        ========          ========

It is the expectation that the capitalized games will lead to revenue within one year and will be recognized as product costs in relation to net sales. The increase in capitalization is accounted for under the research and development costs.

Note 8 -  Prepaid royalties                                        December 31, 2004    December 31, 2003

Prepaid royalties to third party game developers                            0                     0


The company capitalizes external software development costs (prepaid royalties) and other content costs subsequent to establishing technological feasibility of a title. The future royalties payable to the game developer will be set off against the prepaid royalties for the game they concern. Repayment will only take place as far as the royalties to be paid to the developer are sufficient to repay the prepaid royalties.

Note 9 -  Loan to associated companies             December 31, 2004    December 31, 2003
                                                                 (In Euros)
Prepaid royalties to associated companies                65,000                    0


The associated companies are game developers. The company capitalizes external software development costs (prepaid royalties) and other content costs subsequent to establishing technological feasibility of a title. The future royalties payable to the game developer will be set off against the prepaid royalties for the game they concern. Repayment will only take place as far as the royalties to be paid to the developer are sufficient to repay the prepaid royalties. The financing of the games to associated companies have been expensed to research and development costs as long as they do not meet the requirements for capitalization.

The company expects that the games currently under development by the associated companies will be brought to the market in 2005 and 2006.

Note 10 -  Prepaid expenses and other current assets       December 31, 2004           December 31, 2003
                                                                          (In Euros)
Value added tax receivable                                       99,609                   82,733
Other                                                           100,185                   65,038
                                                        -----------------       --------------------
                                                                199,794                  147,771


Note 11 Deferred tax asset

     The taxable loss at December 31, 2004 was approximately (euro)17 million. The deferred income taxes were calculated using the Dutch nominal tax rate of 31.5%, which is to be applied in the future, as per current Dutch law.

                Taxable losses
                    (In Euros)

                2002             2,096,984
                2003             4,474,764
                2004            10,610,391

                Total           17,182,139

     The total deferred tax asset is (euro)5,412,374 for which valuation allowance is made of the same amount.

     As of December 31, 2004 the deferred tax asset was valued at zero (in 2003, it was zero). Recognition of the deferred tax asset will take place as soon the company will become profitable or when there is substantial likelihood that it will be profitable thereto based on contracted sales.

 Note 12 - Fixed assets

Movements in fixed assets are:

                                              Machinery          Other Fixed         Prepayments                Total
                                          and equipment               assets        fixed assets

                                                                           (In Euros)
At January 1, 2004:
                Cost                            531,339              392,262              43,700              967,301
Accumulated depreciation                       -245,405             -230,435                   0             -475,840
                                           ------------            ---------               -------         -----------
                                                285,934              161,827              43,700              491,461
                                           ===========             ========                =======         ===========
Changes in 2004:
Acquisitions                                     33,192              293,469                   0              326,661
Transfer                                              0               43,700             -43,700                    0
Depreciation                                   -182,228             -107,537                   0             -289,765
                                           -----------             ---------               -------         -----------
                                               -149,036              229,632             -43,700               36,896
                                           ============            =========               ========        ===========
At December 31, 2004:
Cost                                            564,531              729,431                   0            1,293,962
Accumulated depreciation                       -427,633             -337,972                   0             -765,605
                                           -----------             ----------              -------         -----------
                                                136,898              391,459                   0              528,357

The Machinery and equipment are depreciated in 3 or 5 years. Other fixed assets (including leasehold improvements) are depreciated in 5 years, or for the remaining lease term of the leasehold improvements if that is shorter. All the fixed assets are located in Europe.

Note 13 -  Goodwill

The book value of the goodwill on December 31, 2003 has been fully impaired in 2004 as the investment in the company's associated company (Engine Software B.V.) is in a continuous net loss situation, and the projected cash flow is negative. The book value of the goodwill as per December 31, 2004 is therefore zero.

Note 14 - Bank overdraft

To provide flexibility, the company has the following bank overdraft facility:



     Bank overdraft 7% (fixed) (euro)650,000 (at December 31, 2004)

     As of December 31, 2004, the company has exceeded the overdraft facility by the amount of (euro)33,278.

     In view of the fixed interest rate and the overdraft facility in Euros (functional currency), no hedging activities were deemed necessary.

Note 15 - Accrued expenses

         Short term loan from third parties

     This average interest rate on this loan is 16%. The maturity of this loan is one year and will expire on November 19, 2005. The fair value of this loan equals its carrying value.

         Management fee

     The management fee payable to Sloterhof Investments as at December 31, 2003 has been settled. As per December 31, 2004 the management fee payable is zero.

         Personnel expenses

     Personnel expenses consist of holiday allowances, holiday accruals, wages and transfer fees to employees.

Note 16 - Loan from stockholder             December 31, 2004    December 31, 2003

                                                         (In Euros)

                                                   5,563,622             4,995,148


     The average  interest  rate over the loans is 20% (in 2003, it was 6%). The
interest  on  this  loan  was  (euro)1,433,637   over  2004  (in  2003,  it  was
(euro)141,227). The fair value of this loan equals its carrying value.

Note 17 -  Long-term liabilities

                                               Redemption
                               Within            Within                           Balance at
                               1 year         2/5 years       > 5 years        December 31, 2004

                                                (in Euros)

Long-term Loans                30,000          120,000             120,000       270,000
                               ------          -------         -------------     ---------
                               30,000          120,000             120,000       270,000
                               =======         =======         ============      =========
Short term portion                                                                (30,000)
                                                                                  --------
Due on long term                                                                  240,000

     The long-term liability represents the net present value of a loan from a third party, originally amounting to (euro)300,000, concerning leasehold improvements of the company's offices at Hambroeklaan 1, Breda, The Netherlands. Payment on this is over 10 years, payable in quarterly installments. The contracted annual interest on this loan is 0% in conjunction with a lease agreement of 10 years. The imputed interest is 4%. The short term portion of
(euro)30,000 is part of the accrued expenses "other" under current liabilities.

Note 18 -  Issued capital

     The authorized capital of the company amounts (euro)1,500,000 and is divided into 29,999,997 ordinary shares and 3 priority shares with a par value of (euro)0.05.

During 2004 6,420,040 ordinary shares were issued, leading to a total of 12,803,540 ordinary shares and 3 priority shares at December 31, 2004.

During 2004 the company issued 6,300,040 shares to eight parties against par value.

In 2004, Sloterhof Investments N.V. and Castilla Investments B.V. have been granted a stock option right for in total 8,609,189 shares with an exercise price at par value. The intrinsic value of this option right is recognized as an expense in 2004.

The priority shares are 6% preferred shares.

The holders of the priority shares (Sloterhof Investments N.V. holds 2 and Castilla Investments B.V. holds 1) have the following rights:

     -    The right of approval of transfers of ordinary shares;

     - The right to decide about the size of the executive board and the supervisory board;

     - The right to make an obligatory nomination for members of the executive board and the supervisory board;

     - The right to decide about discharge, suspension and remuneration of members of the management board;

     - To make propositions to the general meeting of stockholders to authorize another board of the company than the general meeting of stockholders to issue shares.

The general meeting of stockholders has resolved that the management board of Playlogic International N.V. shall be the body authorized to issue shares and to exclude or limit the pre-emptive rights of existing stockholders. This arrangement will last until July 16, 2007 and is non-revocable, unless the general meeting of stockholders, at the proposal of the meeting of priority stockholders, dissolves otherwise.

Note 19 -  Additional paid in capital

The additional paid in capital concerns the difference between issue price (after deduction of the issue costs) and the par value of issued shares.

Note 20 - Subscribed capital

     The subscribed capital, to be carried out in 2005, is included in the stockholders' equity at December 31, 2004. It has been agreed by contract, dated December 31, 2004, that the loans granted by Sloterhof Investments have been redeemed at December 31, 2004 and that the concerning redeemed amount ((euro) 5,725,555) has been paid on the subscribed capital to be carried out in 2005. The cash was received but the shares had not been issued pending only notary approval. In lieu for the payment on the loan, ordinary shares are to be issued in 2005 at a share price of (euro)2.50 per share.

         Share issue in the year 2005

During the first four months of 2005, four transactions were executed with a total issuance of 730,000 ordinary shares.

Note 21-  Net sales

The increase in net sales is attributable to growth in the company's publishing business. The increase in revenues was primarily attributable to sales of Alpha Black Zero, which was released in October 2004.

         Segmentation of net sales

The net sales could be segmented as follows:
European market: (euro)87,931 (In 2003, they were  (euro)0)

The products have been delivered to game distributors only. The concerning games are valued at zero as per December 31, 2004.

Note 22 -  Product cost

Once software development projects reach technological feasibility (working model), a substantial portion of the company's research and development costs are capitalized and subsequently amortized as cost of goods sold based on estimated lifetime product sales.

         Operating expenses

(In EUR, except per share data)                  Year Ended December 31,

                                              --------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS               2004       2003

------------------------------------------      ---------- -----------
Operating expenses:
Selling and marketing                            464,382     361,738
General and administrative                     9,841,126   1,933,362
Research and development                       3,638,733   3,285,841
Impairment goodwill                               11,250       3,750
Depreciation                                     289,765     367,017
                                              -----------  ----------

Total operating expenses                      14,245,256   5,951,708
                                              -----------  ----------


Note 23 -  Selling and marketing

The selling and marketing expenses consist primarily of costs for promotional activities of games on trade shows such as the Electronic Entertainment Expo
(E3), which takes place in Los Angeles. Additionally the company was present at two trade shows in The Netherlands.

Note 24 - General and administrative

     This increase in general and administrative expenses is primarily the result of granted options to Sloterhof and Castilla ((euro)7,200,000), increased number of employees and related costs. The expense related to this option is a non-recurring event.

Note 25 -  Research and development

     Research and development increases primarily due to the procurement of development studios, as well as increased personnel costs. Once software development projects reach technological feasibility, a substantial portion of the company's research and development costs are capitalized and subsequently amortized as cost of goods sold based on estimated lifetime product sales.

     Part of the research and development consists of game development that meets the requirements of capitalization. Research and development costs, which consist primarily of game development costs, are generally expensed as incurred. Accounting for the cost of games to be sold, leased or otherwise marketed, provides for the capitalization of certain game development costs incurred after certain requirements are met. Establishing technological feasibility of the game and future economic benefit are some of the requirements.

                                                   2004                   2003
                                                         (In Euros)
Research and development                      4,134,061              3,679,398
Capitalized part software development          -495,328               -393,557

Net research and development costs            3,638,733              3,285,841


     The company capitalizes internal software development costs and other content costs subsequent to establishing technological feasibility of a title. Amortization of such costs as a component of cost of sales is recorded on a title-by-title basis based on the greater of the proportion of current year sales to the total of current and estimated future sales for the title or the straight-line method over the remaining estimated useful life of the title. At each balance sheet date, the company evaluates the recoverability of capitalized software costs based on undiscounted future cash flows and charge to cost of sales any amounts that are deemed unrecoverable.

Note 26 - Impairment of Goodwill

The book value of the goodwill on December 31, 2003 has been fully impaired in 2004 as the investment in the company's associated company (Engine Software B.V.) is in a continuous net loss situation and the projected cash flow is negative. The book value of the goodwill as per December 31, 2004 is therefore zero.

                                              2004             2003
                                                  (In Euros)
                                                ------------------
Impairment of Goodwill                        11,250          3,750


Note 27 -  Depreciation

The Machinery and equipment are depreciated in 3 or 5 years. Other fixed assets (including leasehold improvements) are depreciated in 5 years, or for the remaining lease term of the leasehold improvements if that is shorter. All the fixed assets are located in Europe.

                                           2004             2003
                                              (In Euros)
                                          ----------------------
Other fixed assets                      107,537          203,297
Machinery and equipment                 182,228          163,720
                                        ----------      ----------
                                        289,765         367,017

Note 28  - Interest expense
                                            2004             2003
                                               (In Euros)
                                           ----------------------

Loans from stock holder              (1,433,637)       (141,230)
Other loans                            (296,937)               0
Bank current account                   (111,266)         (2,474)
Exchange differences                           0           3,498
Other financing expenses               (165,240)               0
                                        --------        ---------
                                     (2,007,080)       (140,206)


The interest concerning the loan from stock holder did not lead to a cash payment. The interest on the loan from stock holder was accrued until December 31, 2004.

Note 29 -  Benefit from income taxes

The Dutch nominal tax rate is 31.5%. Because there have been no income taxes, recognized the (benefit from) income tax in the profit and loss account is zero.

Taxes on share issue According to Dutch law, the taxes on issuance of shares are deducted from the additional paid in capital and not expensed in the profit and loss account.

Note 30 -  Other notes

The following company is a wholly - owned subsidiary of Playlogic  International
N.V.:

Playlogic Game Factory B.V., having its official seat in Amsterdam (The Netherlands).

The following company is an associated company of Playlogic Game Factory B.V:

               - Engine Software B.V., having its official seat in Doetinchem (The Netherlands). The company owns 47.5% of Engine Software B.V. A summary of the financial information 2004 is as follows:

               - total assets (euro)593,825 (including development costs of games (euro)541,500)

               -    total  liabilities   (euro)747,942   (including  loans  from
                    associated companies (euro)465,100)

               -    revenues (euro) 74,412

               -    net profit (euro) 14,339

               -    current assets (euro)589,394

               - current liabilities (euro)746,408 During 2004 the company has provided Engine Software B.V. financing in the amount of
                    (euro)285,100.

        Security agreement

     On August 31, 2004, Playlogic Game Factory B.V. signed a security agreement in favor of the Dutch Tax Authorities for the amount (euro)81,547 concerning Engine Software B.V.

         Transactions with related parties

In 2004, Sloterhof Investments N.V. and Castilla Investments B.V. were granted a stock option right for in total 8,609,189 shares with an exercise price at par value. The intrinsic value of this option right is recognized as an expense in 2004.

Sloterhof Investments N.V. has paid on subscribed capital to be carried out in 2005 (euro)5,525,555 and received (euro)708,080 interest.

Note 31-  Relations with affiliated companies and closely related parties

The stockholders with the greatest influence are:

     -    Sloterhof Investments N.V., Curacao (The Netherlands Antilles)

     -    Castilla Investments B.V., Amsterdam (The Netherlands)

Sloterhof Investments N.V. has provided loans to the company.

Note 32 -  Members of the management board

Executive board

     - Sloterhof Investments N.V., Curacao (The Netherlands Antilles), from 2 May 2002. Sloterhof Investments N.V. is represented by Mr. Willem M. Smit.

Supervisory board

     -    Mr. W.J. Simon, from December 23, 2003

     -    Mr. E.L.A. van Emden, from December 23, 2003

In  2004,  the  company  paid  Mr.  Van den  Emden  (euro)25,000  and Mr.  Simon
(euro)30,000 for their service as members of Playlogic's supervisory board. Sloterhof and Mr. Smit received no compensation for service on Playlogic's executive board.

Note 33 - : Pro Forma Financial Information

     The information below contains pro forma consolidated information of Donar Enterprises Inc and Playlogic International N.V. as if the share exchange has occurred on December 31, 2004, March 31, 2005 and April 30 2005. The information is based on the same accounting principles which apply for the annual report 2004 of Playlogic International N.V. The US$ amounts below are based on a conversion rate of 1.2967 euro per US$. The entities have been added on line by line bases by adding together like items of assets, liabilities, equity income and expenses.

PRO FORMA CONSOLIDATION

CONSOLIDATED BALANCE SHEETS                    December 31,       December 31,    Pro forma              December 31,
(in USD)                                           2004               2004         elimination              2004
                                                 Playlogic           Donar                               Combined
                                               International      Enterprises
                                                 unaudited         unaudited         unaudited
                                             ------------------ -------------------------------------------------
ASSETS
Current assets:
Cash                                             $22,210             -                                     $22,210
Accounts receivable, net                            -                                                            -
Software development                           1,173,537                                                 1,173,537
Prepaid royalties                                   -                                                            -
Loan to associated companies                      88,693                                                    88,693
Prepaid expenses and other current assets        272,618                                                   272,618
Deferred  tax asset                                                                                              -

                                             ------------------ ---------------------------------------------------
Total current assets                           $1,557,058           -                                   $1,557,058


Fixed assets, net                                720,943                                                    720,943
Investments in affiliates                         -                                                               -
Goodwill, net                                     -                                                               -
Intangibles, net                                  -                                                               -
Other assets, net                                 -                                                               -
                                                ------------------ ---------------  ---------------------------------

TOTAL ASSETS                                  $    2,278,001     $   -                                  $ 2,278,001

                                             ------------------ ----------------------------------------------------





LIABILITIES AND STOCKHOLDERS' DEFICIT          December 31,       December 31,         Pro forma         December 31,
(in EUR)                                           2004               2004              elimination           2004
                                                 unaudited         unaudited          unaudited           unaudited
                                             ------------------ -------------------  -----------------------------
Current liabilities:
Accounts payable                              $3,185,258                                                $3,185,258

Bank overdraft                                  932,333                                                    932,333
Short term loans from third parties             212,862                                                    212,862
Accrued expenses:
                                                                                                                 -
    Personnel expenses                          583,898                                                    583,898
    Financing software development              593,558                                                    593,558
    Auditors and advisors                       225,143                                                    225,143
    Management fee                               -                                                               -
    Other                                       233,168                                                    233,168

Loan from stockholder                        7,591,562                                                   7,591,562

Wage tax and social securities payable          138,722                                                    138,722
                                             ------------------ -------------------  ------------------------------

Total current liabilities                     13,696,504             -                                  13,696,504

Long-term liabilities                           327,480                                                    327,480
                                             ------------------ ------------------------------------ ------------

Total liabilities                             14,023,984            -                                  $14,023,984


Stockholders' deficit:

Stock holders equity: Donar Enterprises,        873,521          9,290                                    882,811
Preferred stock- $0.001 par value.
20.000,000 shares authorized
None issued and outstanding
Common stock- $0.001 par value.
100,000,000 shares authorized.
9,289,647 shares issued and outstanding.
Additional paid-in capital                   12,837,404          469,562                                13,306,966
Subscribed capital                           7,812,520                                                   7,812,520
Accumulated deficit                         (33,269,428)        (478,852)                             (33,748,280)
                                             ------------------ --------------------------------------------------
Total stockholders' deficit                 (11,745,983)            -                                 (11,745,983)

                                             ------------------ ----------------------------------------------------
TOTAL LIABILITIES,  AND
STOCKHOLDERS' DEFICIT                         $    2,278,001     $    -                                $ 2,278,001

                                             ------------------ -----------------------------------------------------

                                       25

PROFORMA
CONSOLIDATION                            Playlogic             Donar Enterprises         Combined
                                       International
(In USD, except per share data)             2004                     2004                   2004
                                         unaudited                 unaudited             unaudited
                                    ---------------------  ----------------------------------------
CONSOLIDATED STATEMENTS OF
OPERATIONS

----------------------------------  ---------------------  ------------------        --------------

Net sales                                       $119,982              $3,525             $123,507

Product costs                                    39,347                -                   39,347

                                    -------------------------------------------   -----------------

Gross profit                                      80,635               3,525              84,160
Operating expenses:
Selling and marketing                            633,649                                 633,649
General and administrative                    13,428,216              109,285         13,537,501
Research and development                       4,965,051                -              4,965,051
Depreciation                                     395,384                -                395,384
Impairment goodwill                              15,351
                                    ---------------------------------------------------------------

Total operating expenses                      19,437,651              109,285         19,531,585
                                    ---------------------------------------------------------------

Loss from operations                        (19,357,016)              (105,760)      (19,447,425)
Interest expense                            (2,738,661)                   82          (2,738,579)
                                    ---------------------------------------------------------------

Income before income taxes                  (22,095,677)              (105,678)      (22,186,004)

Benefit from income taxes                        -                      -                  -
                                    ---------------------------------------------------------------

Net loss                                   $(22,095,677)              $(105,678)     $(22,186,004)
                                      -------------------------------------------------------------

CONSOLIDATED BALANCE SHEETS                     Playlogic      Donar Enterprises                           Combined
                                              International
                                               March 31,           March 31,                               March 31,
                                                 2005                2005           Elimination              2005
                                               Unaudited           Unaudited          Unaudited            Unaudited
-------------------------------------------------------------  ----------------------------------------------------

ASSETS
Current assets:
Cash                                        $ 20,299                   -                                  $ 20,299

Accounts receivable, net                     539,860                   -                                   539,860

Software development                       1,400,501                   -                                 1,400,501

Prepaid royalties                              -                       -                                       -
Loan to associated companies                 145,250                   -                                   145,250

Taxes receivables                            155,046                   -                                   155,046

Prepaid expenses and other
       current assets                         15,612                   -                                    15,612
Deferred tax asset                           253,109                   -                                   253,109


                                         --------------------  ----------------------------------------------------

Total current assets                       2,529,677                   -                                  2,529,678

Fixed assets, net                            582,834                   -                                    582,834

Investments in affiliates                     -                        -                                      -

Goodwill, net                                 -                        -                                      -

Intangibles, net                              -                        -                                      -

Other assets, net                             -                        -                                      -

                                         --------------------  ----------------------------------------------------

TOTAL ASSETS                                $ 3,112,511                 -                                $3,112,512

                                         --------------------  ----------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT           Playlogic
                                              International    Donar Enterprises                        Combined
                                               March 31,           March 31,                            March 31,
                                                 2005                2005        Elimination              2005
                                               Unaudited           Unaudited       Unaudited            Unaudited
-------------------------------------------------------------  ----------------------------------------------------
Current liabilities:
Accounts payable                            $2,007,181                                                   $  2,007,181

Bank overdraft                             703,097                  -                                    703,097
Short term loans from third parties        194,505                                                        194,505
Accrued expenses:
  Personnel expenses                       364,242                      -                                 364,242
  Financing software development           259,340                      -                                 259,340
  Other current liabilities                396,242                                                        396,242
  Officer compensation                        -                         -                                    -

Advance from officer/shareholder                -               23,268                                      23,268
Loan from stockholder                   9,788,505               --                                       9,788,505
Wage tax and social securities
 payable                                  357,016              -                                           357,016

                                         --------------------  ----------------------------------------------------
Total current liabilities                 14,070,129            23,268                                     14,093,397

Long-term liabilities                      301,483               -                                          301,483

                                         --------------------  ----------------------------------------------------
Total long-term liabilities                301,483              -                                           301,483

                                         --------------------  ----------------------------------------------------

Stockholders' equity:
Common stock, par value                    841,787                929                                      842,716
Additional paid-in capital                 12,540,567            477,923                                13,018,490
Subscribed capital                         7,525,273               -                                     7,525,273
Accumulated deficit                        (32,166,729)        (502,120)                               (32,668,849)

                                         --------------------  ----------------------------------------------------

Total stockholders' equity                 (11,259,101)        (23,268)                                 (11,282,370)

                                         --------------------  ----------------------------------------------------
TOTAL LIABILITIES,  AND
STOCKHOLDERS' DEFICIT                       $3,112,511             $ -                                   $3,112,510

                                         --------------------  ----------------------------------------------------

       CONSOLIDATED BALANCE SHEETS                     Playlogic International   Donar Enterprises          Combined
     (in EUR)                                             April 30,               March 31,                April 30,
                                                             2005                    2005                     2005
                                                          Unaudited               Unaudited                Unaudited
                                                -------------------------------------------------------------------

     ASSETS
     Current assets:
     Cash                                         $        128,631                   $                       28,631
     Accounts receivable, net                              539,486                                          539,486
     Software development                               1,490,234                                         1,490,234
     Prepaid royalties                                        --                                                 -
     Loan to associated companies                         220,306                                           220,306
     Taxes receivables                                    194,551                                           194,551
     Prepaid expenses and other current                   583,940                                           583,940
      assets
     Deferred tax asset                                  343,548                                             343,548

                                                --------------------------------------------------------------------
     Total current assets                               3,500,696                                         3,500,696

     Fixed assets, net                                  548,189                                              548,189
     Investments in affiliates                              -                                               -
     Goodwill, net                                          -                                               -
     Intangibles, net                                       -                                               -
     Other assets, net                                      -                                               -

                                                --------------------------------------------------------------------

     TOTAL ASSETS                                 $     4,048,885                                         $4,048,886

                                                --------------------------------------------------------------------

     LIABILITIES AND STOCKHOLDERS' DEFICIT         Playlogic International    Donar Enterprises                    Combined
                                                          April 30,               March 31,                      April 30,
                                                             2005                    2005                            2005
                                                          Unaudited               Unaudited      Elimination    Unaudited
                                                --------------------------------------------------------------------------------
     Current liabilities:
     Accounts payable                             $     1,471,920                                                    $1,471,920
     Bank overdraft                                       -                     -                                         -
     Short term loans from third parties                 194,370                                                       194,370

     Accrued expenses:
       Personnel expenses                                388,080                                                       388,080
       Financing software development                    259,160                                                       259,160
       Other current liabilities                         363,449                                                       363,449
       Officer compensation
     Advances from officer/shareholder                                        23,268                                    23,268
     Loan from stockholder                               209,764                                                       209,764
     Wage tax and social securities payable              460,742                                                       460,742
                                                ---------------------------------------------------------------------------------
     Total current liabilities                         3,347,486              23,268                                 3,370,752

     Long-term liabilities                              291,555                                                        291,555
                                                --------------------------------------------------------------------------------
     Total long-term liabilities                       291,555                 -                                       291,555
                                                --------------------------------------------------------------------------------
     Stockholders' equity:
     Common stock                                      880,077                  929                                    881,006

     Additional paid-in capital                      14,352,460             477,923                                 14,830,383
     Subscribed capital                              17,518,760
                                                                                                                    17,518,760
     Accumulated deficit                           (32,341,452)            (502,120)                              (32,843,572)
                                                --------------------------------------------------------------------------------

Total stockholders' equity                              409,845             (23,268)                                   386,576
                                                --------------------------------------------------------------------------------
TOTAL LIABILITIES, AND
STOCKHOLDERS' EQUITY                         $       4,048,885                  -                                      4,048,883
                                                 --------------------------------------------------------------------------------


                                       29


PRO FORMA CONSOLIDATION                      Playlogic      Donar Enterprises                    Combined
                                           International

                                            Three months        Three months                                Three months ended,
                                                  ended,                ended,
STATEMENTS OF OPERATIONS DATA                 March 31,             March 31,                                     March 31,
                                                  2005                  2005                                        2005
                                               Unaudited             Unaudited        Elimination                 Unaudited
------------------------------------------    ----------------------------------------------------------------------------------

Net sales                                      $523,034                       -                                   $  523,034
Product costs                                   120,972                      -                                      120,972
                                              ------------------------------------------------------------------------------

Gross profit                                  402,062                         -                                     402,062
Operating expenses:
Selling and marketing                          5,818                        -                                        5,818
General and administrative                    639,841                   23,268                                       663,109
Research and development                     356,071                        -                                       356,071
Depreciation                                 102,287                       -                                         102,287
                                              ----------------------------------------------------------------------------------
Total operating expenses                     1,104,017                  23,268                                    1,127,285

                                              ----------------------------------------------------------------------------------

Loss from operations                           (701,955)                (23,268)                                   (725,223)
Interest expense                               (101,562)                   -                                      (101,562)
                                              --------------------------------------------------------------------------------
Income before income taxes                    (803,517)                 (23,268)                                   (826,785)

Benefit from income taxes                     253,108                      -                                        253,108
                                              --------------------------------------------------------------------------------
Net loss                                       $(550,409)             $ (23,268)                                $ (573,677)
                                              --------------------------------------------------------------------------------




PRO FORMA CONSOLIDATION                      Playlogic      Donar Enterprises                    Combined
                                           International

                                              Four months       Three months                              Four months ended,
                                                 ended,                ended,
STATEMENTS OF OPERATIONS DATA                 April 30,             March 31,                                 April 30,
                                                 2005                  2005                                     2005
                                              Unaudited             Unaudited        Elimination              Unaudited
------------------------------------------    ----------------------------------------------------------------------------------

Net sales                                      $641,366                       -                                   $  641,366
Product costs                                   122,665                       -                                      122,665
                                              ------------------------------------------------------------------------------

Gross profit                                  518,702                         -                                      518,701
Operating expenses:
Selling and marketing                           6,201                         -                                        6,201
General and administrative                    849,139                   23,268                                       872,407
Research and development                      467,533                        -                                       467,533
Capitalization on software development                                                                                   -
Depreciation                                   136,456                        -                                      136,456
                                              ----------------------------------------------------------------------------------
Total operating expenses                        1,459,329               23,268                                     1,482,597

                                              ----------------------------------------------------------------------------------

Loss from operations                           (940,628)                (23,268)                                   (963,896)
Interest expense                               (149,995)                   -                                      (149,995)
                                              --------------------------------------------------------------------------------
Income before income taxes                    (1,090,623)              (23,268)                                   (1,113,891)

Benefit from income taxes                     343,546                      -                                       343,546
                                              --------------------------------------------------------------------------------
Net loss                                       $(747,076)             $ (23,268)                                $ (770,344)
                                              --------------------------------------------------------------------------------



 Consolidated balance sheet as per March 31, 2005

Playlogic International N.V.
---------------------------------------------------------  --------------------

CONSOLIDATED BALANCE SHEETS               March 31,             March 31,
(in EUR)                                    2005                  2004
                                         (unaudited)           (unaudited)
---------------------------------------------------------  --------------------
                                                (In Euros)
ASSETS
Current assets:
Cash                                              15,654                48,923
Accounts receivable, net                         416,334                 9,334
Software development                           1,080,050               692,367
Prepaid royalties
Loan to associated companies                     112,015                     -
Taxes receivables                                119,570               155,685
Prepaid expenses and other current
assets                                            12,039               223,816
Deferred tax asset                               195,195                     -
                                     --------------------  --------------------
Total current assets                           1,950,857            1,130,125
Fixed assets, net                                449,475              673,176
Investments in affiliates                           -                     -
Goodwill, net                                       -                   9,376
Intangibles, net                                    -                     -
Other assets, net                                   -                     -
                                     --------------------  --------------------

TOTAL ASSETS                                  2,400,332              1,812,677
                                     --------------------  --------------------


                                       30

Playlogic International N.V.
CONSOLIDATED BALANCE SHEET
LIABILITIES AND STOCKHOLDERS' DEFICIT        March 31,             March 31,
(in EUR)                                        2005                  2004
                                            (unaudited)           (unaudited)
                                                       (In Euros)
------------------------------------------------------------- -----------------
Current liabilities:
Accounts payable                      1,547,915                       1,113,462

Bank overdraft                          542,220                         363,251
Short term loans from third parties     150,000                               -
Accrued expenses:
  Personnel expenses                    280,899                         288,787
  Financing software development        200,000
  Other current liabilities             305,577                         258,659

Loan from stockholder                 7,548,782                       6,622,131
Wage tax and social securities
payable                                 275,327                         683,710
                                     ------------------------ -----------------
Total current liabilities
                                        10,850,720                    9,330,000
Long-term liabilities
                                        232,500                         255,000
                                     ------------------------ -----------------
Total long-term liabilities
                                        232,500                         255,000
                                     ------------------------ -----------------

Stockholders' deficit:
Ordinary shares, par value EUR 0.05
per share;                              649,177                        319,175
30.000.000 shares authorized; issued
and outstanding
at March 31, 2004: 6,383,500;
at March 31, 2005: 12,983,530;
Preferred shares, par value EUR 0.05
per share;
issued and outstanding
at March 31, 2005; 3
at March 31, 2004; 3                    -                                -
Additional paid-in capital                9,671,140                   8,911,638
Subscribed capital                        5,803,403                      -
Accumulated deficit                     (24,806,608)               (17,003,136)
                                     ------------------------ -----------------
Total stockholders' deficit             (8,682,888)                (7,772,323)
                                     ------------------------ -----------------

TOTAL LIABILITIES, MINORITY INTEREST AND
STOCKHOLDERS' DEFICIT                     2,400,332                  1,812,677


                                       31




 Consolidated Profit and Loss account three months ended March 31, 2005

Playlogic International N.V.

CONSOLIDATED STATEMENTS OF OPERATIONS          March 31,             March 31,
(in EUR)                                          2005              2004
                                              (unaudited)       (unaudited)
-----------------------------------------------------------   ---------------
                                                         (In Euros)
Net sales                                      403,358               -
Product costs                                   93,292               -
                                       --------------------   ---------------

Gross profit                                  310,066      -
Operating expenses:
Selling and marketing                           4,487              12,024
General and administrative                    493,438           7,816,449
Research and development                      274,598             651,756
Capitalization on software development              -                -
Depreciation                                   78,882              59,899
                                       ---------------   -----------------

Total operating expenses                      851,405           8,540,128
                                       ---------------   -----------------

Loss from operations                        (541,339)          8,540,128)
Interest expense                             (78,324)           (274,111)
                                       ---------------   -----------------

Income before income taxes                  (619,663)         (8,814,239)


Benefit from income taxes                     195,194                  -
                                       ---------------   ----------------

Net loss                                    (424,469)         (8,814,239)
                                       ---------------   ----------------
Net income (loss):
Basic                                      (424,469)         (8,814,239)
Diluted                                    (424,469)         (8,814,239)

Net income (loss) per share:                  (0.03)             (1.38)
Diluted                                       (0.02)             (0.59)

Number of shares used in
computation:
Basic                                      12,983,530          6,383,500
Diluted                                    18,035,222         14,899,111



                                       32

 Consolidated Cash Flow Statement three months ended March 31, 2005

Playlogic International N.V.

CONSOLIDATED CASH FLOW                                     March , 31                       March , 31
STATEMENT                                                     2005                             2004
                                                            unaudited                       unaudited
                                                                              (In Euros)
 Cash Flows from Operating activities
                                                       --------------------             -------------------
 Net loss                                                    (424,469)                    (8,814,239)
 Adjustments to reconcile net loss
 to net cash provided by operating activities

 Add back depreciation                                              78,882                          59,899
 Add back impairment goodwill
 Add back interest accrued into loan from stock
holder

 Add back one time expense for granted options                                                   7,200,000

 Increase/decrease Software development                          (220,001)                       (298,810)

 Increase/decrease Accounts receivable                           (416,334)                               -

 Increase/decrease prepaid royalties                              (47,015)                               -
 Increase/decrease Prepaid expenses and other
current assets                                                      68,184                       (231,731)

 Increase/decrease Accounts payable                              (786,463)                         296,865
 Increase/decrease Wage tax and social securities
payable                                                            173,662                          87,208

 Increase/decrease Accrued expenses                              (412,327)                        (58,270)

 Increase/decrease deferred income taxes                         (195,194)                               -
                                                       --------------------             -------------------
Net cash used in operating activities                           (2,181,075)                     (1,759,076)
                                                       --------------------             -------------------

 Investing activities
 Investment Intangibles

 Investment Fixed assets                                                 -                       (239,739)

                                                       --------------------             -------------------
 Cash Flows from investing activities                                    0                       (239,739)
                                                       --------------------             -------------------

 Cash Flows from financing activities

 Increase/decrease loan from stockholder                         1,985,160                       1,626,984
 Repayment loan from stockholder

 Increase /decrease Long-term liabilities                          (7,500)                         (7,500)

 Increase /decrease Short-term liabilities                         (6,000)                               -

 Increase /decrease Bank overdraft                               (141,058)                         363,251

 Issuance of new shares                                            349,850
 Subscribed capital
                                                       --------------------             -------------------

 Net cash provided by financing activities                       2,180,452                       1,982,735
                                                       --------------------             -------------------
 Increase (decrease) in Cash                                         (623)                        (16,083)

 Cash at beginning of period                                        16,277                          65,005
                                                       --------------------             -------------------


 Cash at end of period                                              15,654                          48,923

The net loss  includes  interest  accrued in the period  ended March 31, 2005 of
(euro)78,324 and (euro)274,111 in the period  ended March 31, 2005.  Over the period ended
March 31, 2005, the company paid (euro)9,000 (In 2004,  the company paid zero).  Over the period ending March 31, 2005 and the period ending March 31, 2004, no income tax has been paid.

Consolidated statement of changes in Stockholders' deficit

Playlogic International N.V.


STOCKHOLDERS' DEFICIT                   Issued capital
                                                   Ordinary        Additional        Subscribed
                                                                                                   Accumulated
                                     Shares         shares      Paid-in capital       capital      deficit                 Total
                                                  par value

                                 --------------------------------------------------------------------------------------------------
January 1, 2004                       6,383,500        319,175          1,711,638         -            (8,188,897)       (6,158,084)

Issue of share capital                6,420,040        321,002            496,500          -              -                 817,502

Subscribed capital                    2,290,222           -                 -          5,725,555         -                5,725,555

One time granted  option                 -                -             7,200,000         -              -               7,200,000

Net loss 2004                            -                -                   -                      (16,193,242)      (16,193,242)

                                 --------------------------------------------------------------------------------------------------

At December 31, 2004                 15,093,762        640,177          9,408,138      5,725,555     (24,382,139)       (8,608,269)

                                 --------------------------------------------------------------------------------------------------


January 1, 2005                      15,093,762       640,177         9,408,138      5,725,555     (24,382,139)         (8,608,269)

Movements 2005


Issue of share capital                 130,000        9,000            263,002           -             -                 272,002


Subscribed capital                   5,396,960            -               -              -           77,848                  77,848

Net loss January 1, 2005 until           0                -              -               -          (424,469)             (424,469)
March 31, 2005
                                 --------------- -------------- ------------------- ---------------- ----------------- -----------

March 31, 2005                       20,620,722   649,177         9,671,140             5,803,403     (24,806,608)       (8,682,888)

                                 --------------- ------------ ------------------- ---------------- ----------------- ---------------



Playlogic International N.V.

Notes to consolidated financial statements

Note 1 Description of the business

     Playlogic International N.V. (the "company") was incorporated in the Netherlands in May 2002. The company publishes interactive entertainment software for video game consoles, PCs and handheld and mobile devices developed by its internal studios and by third parties.

Note 2 -  General

     Currency. The financial statements are prepared in Euros (the functional currency). The applicable exchange rates of the various currencies against the Euro were used for the conversion. Exchange differences have been included in the financial results in the profit and loss account.

     Financial Risk Management. The company's vulnerabilities, such as trade receivables and payables, borrowings and liquid resources arise directly from its operations. The main purpose of its financial risk management is to keep the company's exposure at a reasonable level.

     Currency and interest risk. The company is exposed to currency risks. The company is particularly exposed to fluctuations in the exchange rate between the U.S. dollar and the Euro, as it incurs manufacturing costs and prices its systems in Euro (the functional currency) while a portion of its revenue is denominated in U.S. dollars. A substantial portion of the company's assets, liabilities and operating results are denominated in Euros, and a minor portion of its assets, liabilities and operating results are denominated in currencies other than the Euro. The company's consolidated financial statements are expressed in Euros. Accordingly, its results of operations are exposed to fluctuations in various exchange rates. As of the applicable balance sheet dates, the exposure was very limited, hence, no hedging activities were deemed necessary. In the company's exchange rate agreements, it uses fixed interest rates.

     Credit risk. From time to time distributors and retailers in the interactive entertainment software industry have experienced significant fluctuations in their businesses, and a number of them have failed. The insolvency or business failure of any significant retailer or distributor of our products could materially harm the company's business and financial results. The company typically makes sales to most of its retailers and some distributors on unsecured credit, with terms that vary depending upon the customer's credit history, solvency, credit limits and sales history. If necessary, a sufficient reserve will be maintained to attempt to a avoid a detriment to the company's business and financial results as a result of payment default. As of per December 31, 2004 this reserve was zero.

     Liquidity risk. The company's management believes that the current cash on hand and additional cash expected from operations will be sufficient order to cover its working capital requirements through the third quarter of 2005. After that time, it will need to obtain additional financing from third parties. If it does obtain any necessary financing in the future, it may need to cease operations.

Item 3 -  Legal proceedings

None.

Item 4 -  Accounting Policies

       Basis of Presentation

     The unaudited condensed consolidated financial statements of the company have been prepared in accordance with the instructions to Regulation S-X. Accordingly, the financial statements do not include all information and disclosures necessary for a presentation of the company's financial position, results of operations and cash flows in conformity with generally accepted accounting principles in the United States of America. In the opinion of management, the financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the company's financial position, results of operations and cash flows. The results of operations for any interim periods are not necessarily indicative of the results for the full year. The unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto contained in this prospectus. The unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto.

         Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reporting periods. The most significant estimates and assumptions relate to the recoverability of prepaid royalties, capitalized software development costs and intangibles, inventories, realization of deferred income taxes and the adequacy of allowances for doubtful accounts. Actual amounts could differ significantly from these estimates.

         Accounts receivable

     Accounts receivable are shown after deduction of a provision for bad and doubtful debts where appropriate.


         Software Development

     Capitalized software development costs include payments made to independent software developers under development agreements, as well as direct costs incurred for internally developed products. The company accounts for software development costs in accordance with SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable.

     The company utilizes both internal development teams and third-party software developers to develop its products. It capitalizes internal software development costs and other content costs subsequent to establishing technological feasibility of a title. Amortization of such costs as a component of cost of sales is recorded on a title-by-title basis based on the greater of the proportion of current year sales to the total of current and estimated future sales for the title or the straight-line method over the remaining estimated useful life of the title. At each balance sheet date, the company evaluates the recoverability of capitalized software costs based on undiscounted future cash flows and charge to cost of sales any amounts that are deemed unrecoverable. The company's agreements with third-party developers generally provide it with exclusive publishing and distribution rights and require it to make advance payments that are recouped against royalties due to the developer based on the contractual amounts of product sales, adjusted for certain costs.

         Prepaid royalties

     The company capitalizes external software development costs (prepaid royalties) and other content costs subsequent to establishing technological feasibility of a title. Advance payments are amortized as royalties in cost of sales on a title-by-title basis based on the greater of the proportion of current year sales to the total of current and estimated future sales for that title or the contractual royalty rate based on actual net product sales as defined in the respective agreements. At each balance sheet date, the company evaluates the recoverability of advanced development payments and unrecognized minimum commitments not yet paid to determine the amounts unlikely to be realized through product sales. Advance payments are charged to cost of sales in the amount that management determines is unrecoverable in the period in which such determination is made or if management determines that it will cancel a development project.

        Deferred tax asset

     Referred tax assets are recognized for as far as the management believes that it is more likely than not that the valued deferred tax asset will be realized.

         Fixed assets

     Tangible fixed assets are stated at acquisition cost less depreciation calculated on a straight-line basis over the estimated useful life. Acquisitions during the year are written-off from the date of acquisition.

         Goodwill

     Goodwill arises from investments in subsidiaries and associated companies. Goodwill is the difference between the purchase price and the company's share in the amount at which the identifiable assets and liabilities of the acquired associated company are valued at on initial recognition. Investments in subsidiaries and associated companies are accounted for by using the equity method, determined using the same accounting principles as in the companies accounts. The carrying value of the goodwill will be tested annually for impairment based on the projected cash flows for the coming years.

         Impairment

     Impairment is the condition that exists when the carrying amount of a long lived asset, or group of assets, exceeds its fair value. An impairment loss shall be recognized only if the carrying amount of the long-lived asset, or group of assets, is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset at the date. The assessment shall be based on the carrying amount at the date it is tested for recoverability, whether in use or under development. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

     Fair value of an asset is the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

         Current liabilities

Current liabilities are stated at cost.

         Long-term liabilities

The long-term loans concern loans with a maturity date beyond one year.


          Revenue Recognition

     The company evaluates the recognition of revenue based on the criteria set forth in SOP 97-2, "Software Revenue Recognition", as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" and Staff Accounting Bulletin ("SAB") No. 101, "Revenue
Recognition in Financial Statements", as revised by SAB 104, "Revenue Recognition".

     The company evaluates revenue recognition using the following basic criteria:

     o Evidence of an arrangement: the company recognizes revenue when it has evidence of an agreement with the customer reflecting the terms and conditions to deliver products.

     o Delivery: Delivery is considered to occur when the products are shipped and risk of loss has been transferred to the customer.

     o Fixed or determinable fee: If a portion of the arrangement fee is not fixed or determinable, the company recognizes that amount as revenue when the amount becomes fixed or determinable.

     o Collection is deemed probable: At the time of the transaction, the company conducts a credit review of each customer involved in a significant transaction to determine the creditworthiness of the customer. Collection is deemed probable if the company expects the customer to be able to pay amounts under the arrangement as those amounts become due. If the company determines that collection is not probable, it recognizes revenue when collection becomes probable (generally upon cash collection).

         Product Revenue

Product revenue, including sales to resellers and distributors, is recognized when the above criteria are met.

          Selling and marketing

Selling and marketing expenses are expensed in the period in which the service has been received.

         Depreciation

Depreciation on fixed assets (property, plant and equipment) is calculated at fixed percentages of cost, based on the estimated useful life of the assets.

         Interest expense

Interest income (loss) relates to interest received or due from and paid or due to third parties, stockholders, subsidiaries and associated companies.

         Benefit from (provision for) income taxes

The income taxes on the profit and loss account are deferred taxes. Deferred income tax is recognized to the extent that it is probable that future taxable profits will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rate that is expected to apply to the period when the asset is realized or the liability is settled.

         Earnings per share

Basic EPS shall be computed by dividing net income available to ordinary stockholders (the numerator) by the weighted-average number of ordinary shares outstanding (the denominator) during the period. Shares issued during the period and shares reacquired during the period shall be weighted for the portion of the period that they were outstanding.

         Stock based compensation

The company accounts for its employees stock based compensation plans in accordance with APB 25, accounting for stock issued to employees. The company adopts the intrinsic value method, measured at the grant date and is recognized over the service period, which is usually the vesting period.

         New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" which revised Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". The revised statement addresses the accounting for share-based payment transactions with employees and other third parties, eliminates the ability to account for share-based compensation transactions using APB 25 and requires that the compensation costs relating to such transactions be recognized in the condensed consolidated statement of operations. The revised statement is effective as of the first fiscal year beginning after June 15, 2005.

Although the company is currently analyzing the method of adoption and impact of the adoption of this standard, effective January 1, 2006, it is expected to have an impact on the company's condensed consolidated financial statements similar to the pro forma disclosure under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").


         Principles of consolidation and reporting entity.

The consolidated accounts comprise the fully consolidated financial information for Playlogic International N.V. and its subsidiaries in which Playlogic
International N.V. has majority control. Playlogic International N.V. is considered to control a company if it has, directly or indirectly, more than 50% of the voting rights in that company, enabling it to influence the company's finance and business policies and profit from its activities.

The consolidated accounts comprise the financial statements of Playlogic International N.V. (having its registered office in Amsterdam, The Netherlands) as head of the group and its 100%-subsidiary Playlogic Game Factory B.V. based in Breda, The Netherlands (having its registered office in Amsterdam, The Netherlands).

The financial statements of the parent and its subsidiaries are combined on a line by line basis by adding together items like assets, liabilities, equity, income and expenses. Unrealized intercompany results included in development costs of games at balance sheet date, resulting from intercompany transactions and intercompany balances, have been eliminated.

         Investments in associated companies

If the value of the identifiable assets and liabilities of the acquired associate was below zero, this value has been recognized for as far as the company is obliged to satisfy obligations of the associated company which it has guaranteed or is otherwise committed to.


Note 5  Financial position and continuity

         Financial position and continuity.

The company needs additional capital to fund future operations. Without this capital, the company will not be able to continue its operations on a stand alone basis. Through 2005, Playlogic International N.V. secured investment of approximately (euro) 3.8 million. These investors can be characterized as informal. They are committed to the long term future of the company.

The company is a global publisher of interactive software games designed for personal computers, and video game consoles and handheld platforms manufactured by Sony, Microsoft and Nintendo. Its principal sources of revenue are derived from publishing and distribution operations. Publishing revenues are derived from the sale of internally developed software titles or software titles developed by third parties. Operating margins in its publishing business are dependent upon its ability to continually release new, commercially successful products. Operating margins for titles based on licensed properties are affected by the company's costs to acquire licenses.

The company pursues a growth strategy by capitalizing on the widespread market acceptance of video game consoles, as well as the growing popularity of innovative action games that appeal to mature audiences. The company has established a portfolio of successful proprietary software content for the major hardware platforms. It expects to continue to become the leader in the mature, action product category by leveraging its existing franchises and developing new brands. The company currently anticipates that the release of World Racing 2, Knights of the Temple 2 and Gene Troopers will generate significant cash flow from its publishing business in fiscal 2005.

Subsequent Event

On June 30, 2005, the company and its shareholders completed a share exchange transaction with Donar Enterprises, Inc. ("Donar"), a US company that is listed on the OTC BB. Following the share exchange transaction, the company became a wholly-owned subsidiary of Donar and represented all of Donar's operations. The company's shareholders exchanged all of their shares for shares of Donar in the share exchange, and the company's former shareholders owned approximately 91% of the outstanding Donar common stock after the completion of the share exchange.

The share exchange creates the possibility for the company to obtain new capital through equity financing in the US public market.

The consolidated financial statements have been prepared assuming that the company will continue as a going concern. The company has experienced losses from operations, and has a working capital deficiency and accumulated deficit that raised substantial doubt at year end 2004 about its ability to continue as a going concern. However, in 2005 all loans granted by stockholders are redeemed. The redemption was used as payment on shares to be issued. By doing so, the company entered into the share exchange without any material loans. Further, new stock has been issued. Nevertheless new capital needs to be raised. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Notes to the consolidated balance sheet as per March 31, 2005

Note 6  Accounts receivable

The accounts receivable as per March 31, 2005 are (euro)416,334. An allowance for doubtful accounts was not necessary. The accounts receivable as per March 31, 2004 were (euro)9,334.

Note 7 Software development

At the direction of Playlogic International N.V., Playlogic Game Factory B.V. has developed games. Research and development costs, which consist primarily of game development costs, are generally expensed as incurred. Accounting for the cost of games to be sold, leased or otherwise marketed, provides for the capitalization of certain game development costs incurred after certain requirements are met. The company capitalizes internal software development costs and other content costs subsequent to establishing technological feasibility of a title.

The expenditures underlying the development costs of games were entered on the basis of project related records and assessed at the directly related costs of personnel (including salaries, taxes, social securities and other personnel related costs, machinery and equipment used in R&D, and costs of facilities, and other directly related costs to R&D activities). The attribution of directly related costs of personnel is based on the relative share of capitalized working hours versus the total amount of working hours. Indirect hours are excluded from the capitalization.

Movements in the development costs of games are:
                                                    2005           2004
                                                         (In Euros)
                                                ------------------------
Balance at January 1                             860,049        393,557
Capitalized during the year                      220,001        298,810
                                               ---------      ---------
Balance at March 31                            1,080,050        692,367
                                               =========      =========

It is the expectation that the capitalized games will lead to revenue within one year and will be recognized as product costs in relation to net sales. The increase in capitalization is accounted for under the research and development costs.

Note 8 - Loan to associated companies
                                                        2005         2004
                                                          (In Euros)
                                                      ____________________

Balance at January 1                                  65,000             0
Capitalized during the year                           47,015             0
                                                 -----------     ---------
Balance at March 31                                  112,015            0
                                                   =========      ========

The associated companies are game developers. The company capitalizes external software development costs (prepaid royalties) and other content costs subsequent to establishing technological feasibility of a title. The future royalties payable to the game developer will be set off against the prepaid royalties for the game they concern. Repayment will only take place as far as the royalties to be paid to the developer are sufficient to repay the prepaid royalties. The financing of the games to associated companies have been expensed to research and development costs as long as they do not meet the requirements for capitalization.

The games currently under development by the associated companies are expected to be brought to the market in 2005. It is expected that the future royalties will be more than sufficient to repay the loan.

Note 9 -  Deferred tax asset

At March 31, 2005 the taxable loss amounts approximately (euro)18 million. The deferred income taxes were calculated using the Dutch nominal tax rate of 31.5%, which is to be applied in the future, as per current Dutch law. Recognition of the deferred tax asset was caused by the company's entering into contracts to purchase finished products and for distribution of these games.

                Taxable losses
                (In Euros)
                ---------------------
                2002       2,096,984
                2003       4,474,764
                2004      10,610,391
                2005         619,663
                  Total   17,801,802

The total deferred tax asset is (euro)5,607,567 for which valuation allowance is made of (euro)5,412,374. There are no tax liabilities.


Notes to Consolidated statement of changes in stock holders equity

Note 10  Issued capital

The authorized capital of the company amounts (euro)1,500,000 and is divided into 29,999,997 ordinary shares and 3 priority shares with a par value of
(euro)0.05.

During 2004, 6,420,040 ordinary shares were issued, leading to a total of 12,803,540 ordinary shares and 3 priority shares at December 31, 2004.

During the first four months of 2005, three transactions were executed with a total issuance of 130,000 shares, leading to a total of 12,983,530 ordinary shares and 3 priority shares at March 31, 2005.

In 2004, Sloterhof Investments N.V. and Castilla Investments B.V. have been granted a stock option right for in total 8,609,189 shares with an exercise price at par value. The intrinsic value of this option right is recognized as an expense in 2004.

The priority shares are 6% preferred shares.

The holders of the priority shares (Sloterhof Investments N.V. holds 2 and Castilla Investments B.V. holds 1) have the following rights:

               -    The right of approval of transfers of ordinary shares;

               - The right to decide about the size of the executive board and the supervisory board;

               - The right to make an obligatory nomination for members of the executive board and the supervisory board;

               -    The  right  to  decide  about   discharge,   suspension  and
                    remuneration of members of the management board;

               - To make propositions to the general meeting of stockholders to authorize another board of the company than the general meeting of stockholders to issue shares.

The general meeting of stockholders has resolved that the management board of Playlogic International N.V. shall be the body authorized to issue shares and to exclude or limit the pre-emptive rights of existing stockholders. This arrangement will last until 16 July 2007 and is non-revocable, unless the general meeting of stockholders, at the proposal of the meeting of priority stockholders, dissolves otherwise.

Note 11 Additional paid in capital

The additional paid in capital concerns the difference between issue price (after deduction of the issue costs) and the par value of issued shares.

Note 12 Subscribed capital

The subscribed capital, to be carried out in 2005, is included in the stockholders' equity at March 31, 2005. For an amount of (euro)5,725,555 this regards an agreement by contract, dated December 31, 2004 that the loans granted by stock holders have been redeemed at December 31, 2004 and that the concerning redeemed amount ((euro)5,725,55) has been paid on the subscribed capital for share issuance to be carried out in 2005. The cash was received but the shares had not been issued pending only notary approval. For an amount of (euro)77,848 the subscribed capital regards payments received in cash for share issuance to be carried out in 2005. In 2004 certain stock holders have been granted a stock option right for in total 8,609,189 shares ((euro)7,200,000) with an exercise price at par value. The intrinsic value of this option right is recognized as an expense over the first three months of 2004.

Note 13 Net sales

The increase in net sales is attributable to growth in our publishing business. The increase in revenues was primarily attributable to sales of Alpha Black Zero and Airborne Troops (PS2), which were released in October 2004 and January 2005.

         Segmentation of net sales

               The  net sales could be segmented as follows:

               European market: (euro)139,358 (In 2004, they were (euro)0)

               US   market: (euro)264,000 (In 2004, they were (euro)0)

          The products have been delivered to game distributors only. The concerning games are valued at zero as per March 31, 2005 and March 31, 2004.


Note 14 Product cost

Once software development projects reach technological feasibility a substantial portion of our research and development costs are capitalized and subsequently amortized as cost of goods sold based on estimated lifetime product sales.

Note 15 General and administrative

This decrease in general and administrative expenses is primarily the result of granted options to directors ((euro)7,200,000) over 2004. The expense related to this option is a non-recurring event.

Note 16 Research and development

Research and development increases primarily due to the procurement of development studios, as well as increased personnel costs. Once software development projects reach technological feasibility, a substantial portion of the company's research and development costs are capitalized and subsequently amortized as cost of goods sold based on estimated lifetime product sales.

Part of the research and development consists of game development that meets the requirements of capitalization. Research and development costs, which consist primarily of game development costs, are generally expensed as incurred. Accounting for the cost of games to be sold, leased or otherwise marketed, provides for the capitalization of certain game development costs incurred after certain requirements are met. Establishing technological feasibility of the game and future economic benefit are some of the requirements.

                                         March 31, 2005         March 31, 2004
                                                     (In Euros)
                                        --------------------------------------

Research and development                       494,599          950,566
Capitalized part software development         (220,001)        (298,810)
                                         --------------------------------
Net research and development costs             274,598           651,756


The company capitalizes internal software development costs and other content costs subsequent to establishing technological feasibility of a title. Amortization of such costs as a component of cost of sales is recorded on a title-by-title basis based on the greater of the proportion of current year sales to the total of current and estimated future sales for the title or the straight-line method over the remaining estimated useful life of the title. At each balance sheet date, the company evaluates the recoverability of capitalized software costs based on undiscounted future cash flows and charge to cost of sales any amounts that are deemed unrecoverable.

Note 17 Benefit from income taxes

The Dutch nominal tax rate is 31.5%. A benefit from income taxes has been recognized over the taxable amount of the profit and loss account over the first three months of 2005.

Note 18 Other notes

         Security agreement

Playlogic Game Factory B.V. has signed on August 31, 2004 a security agreement in favor of the Dutch Tax Authorities for the amount (euro)81,547 concerning Engine Software B.V.

         Transactions with related parties

In 2004 Sloterhof Investments N.V. and Castilla Investments B.V. have been granted a stock option right for in total 8,609,189 shares with an exercise price at par value. The intrinsic value of this option right is recognized as an expense in 2004.

Consolidated balance sheet as per April 30 2005

Playlogic International N.V.

CONSOLIDATED BALANCE SHEETS                                April 30,                April 30,
(in EUR)                                                     2005                      2004
                                                          (unaudited)              (unaudited)
                                                          ----------------       --------------------
                                                                    (In Euros)
ASSETS
Current assets:
Cash                                                               99,268                     48,949
Accounts receivable, net                                          416,334                      9,334
Software development                                            1,150,050                    735,546
Prepaid royalties
Loan to associated companies                                      170,015                          -
Taxes receivables                                                 150,140                    186,984
Prepaid expenses and other current assets                         450,640                    131,150
Deferred tax asset                                                265,124                          -
                                                          ----------------       ---------------------

Total current assets                                            2,701,571                  1,111,963

Fixed assets, net                                                 423,051                    662,351
Investments in affiliates                                              -                          -
Goodwill, net                                                          -
Intangibles, net                                                       -                      11,250
Other assets, net                                                      -                          -
                                                          ----------------       ---------------------
TOTAL ASSETS                                                    3,124,622                  1,785,564
                                                          ----------------       --------------------


Playlogic International N.V.

CONSOLIDATED BALANCE SHEET
LIABILITIES, AND STOCKHOLDERS' EQUITY                          April 30,              April 30,
(in EUR)                                                         2005                    2004
                                                              (unaudited)            (unaudited)

                                                                        (In Euros)
                                                          -----------------------------------------------
Current liabilities:
Accounts payable                                               1,135,916                       1,200,049

Bank overdraft                                                     -                             434,136
Short term loans from third parties                              150,000                            -
Accrued expenses:
  Personnel expenses                                             299,491                         408,305
  Financing software development                                200,000
  Other current liabilities                                      280,482                         184,625

Loan from stockholder                                            161,880                       6,731,877

Wage tax and social securities payable                            355,566                        763,392

                                                          -----------------------------------------------
Total current liabilities                                        2,583,335                     9,722,384



Long-term liabilities                                              225,000                       255,000

                                                          -----------------------------------------------
Total long-term liabilities                                     225,000                         255,000

                                                          -----------------------------------------------

Stockholders' equity:
Ordinary shares, par value EUR 0,05 per share;                    679,177                       319,175
30.000.000 shares authorized; issued and outstanding
at April 30, 2005; 13.583.537;
at April 30, 2004; 6.383.497;
Preferred shares, par value EUR 0,05 per share;
issued and outstanding
at April 30, 2005; 3
at April 30, 2004; 3                                                    -                          -
Additional paid-in capital                                      11,076,138                  8,911,038
Subscribed capital                                              13,519,648                         -
Accumulated deficit                                            (24,958,676)                        -
                                                          -----------------------------------------------

Total stockholders' equity                                        316,287                    (8,191,820)
                                                          -----------------------------------------------

TOTAL LIABILITIES, MINORITY INTEREST AND
STOCKHOLDERS' EQUITY                                             3,124,622                     1,785,564

Consolidated Profit and Loss account four months ended April 30, 2005

Playlogic International N.V.

                                       43

CONSOLIDATED STATEMENTS OF OPERATIONS                      April 30,                   April 30,
(in EUR)                                                      2005                        2004
                                                          (unaudited)                 (unaudited)
------------------------------------------------------------------------------    ---------------------

Net sales                                                    494,958                        -
Product costs                                                 94,663                        -
                                                   ---------------------------    ---------------------

Gross profit                                                400,295
                                                                                                     -
Operating expenses:
Selling and marketing                                          4,785                      21,576
General and administrative                                   655,302                   8,000,178
Research and development                                     360,807                     820,931
Capitalization on software development                          -                               -
                                                            105,306                       82,517
                                                      ----------------------    -------------------------

Total operating expenses                                  1,126,200                     8,925,202
                                                    ---------------------------    ---------------------

Loss from operations                                      (725,905)                      (8,925,202)
Interest expense                                         (115,755)                         (308,534)
                                                   ---------------------------    ---------------------

Income before income taxes                               (841,660)                       (9,233,736)


Benefit from income taxes                                 265,123                                -
                                                   ---------------------------    ---------------------

Net loss                                                  (576,537)                     (9,233,736)
                                                   ---------------------------    ---------------------

Net income (loss) per share:
Basic                                                    (0.04)                          (1.45)
Diluted                                                  (0.03)                          (0.62)

Number of shares used in
computation:
Basic                                                              13,583,530                6,383,500
Diluted                                                            18,462,576               14,922,122


                                       44



Consolidated Cash Flow Statement four months ended April 30, 2005

Playlogic International N.V.

CONSOLIDATED CASH FLOW                                          April 30,                April 30,
STATEMENT                                                         2005                     2004
                                                                        (In Euros)

 Cash Flows from Operating activities
                                                            ------------------     ----------------------
 Net loss                                                           (576,537)                (9,233,736)
 Adjustments to reconcile net loss
 to net cash provided by operating activities

 Add back depreciation                                                105,306                     82,517
 Add back impairment goodwill
 Add back interest accrued into loan from stock holder

 Add back one time expense for granted options                                                 7,200,000

 Increase/decrease Software development                             (290,001)                  (341,989)

 Increase/decrease Accounts receivable                              (416,334)                          -

 Increase/decrease prepaid royalties                                (105,015)                          -
 Increase/decrease Prepaid expenses and other current
assets                                                              (400,986)                  (170,363)

 Increase/decrease Accounts payable                               (1,198,462)                    383,453

 Increase/decrease Wage tax and social securities payable             253,901                    166,890

 Increase/decrease Accrued expenses                                 (418,830)                   (12,786)

 Increase/decrease deferred income taxes                            (265,124)                          -

                                                            ------------------       ----------------------
Net cash used in operating activities                           (3,312,082)                (1,926,014)
                                                            ------------------     ----------------------

 Investing activities

 Investment Intangibles                                                     -

 Investment Fixed assets                                                    -                  (253,407)
                                                             ------------------     ----------------------

 Cash Flows from investing activities                                       0                   (253,407)
                                                            ------------------     ----------------------

 Cash Flows from financing activities

 Increase/decrease loan from stockholder                          (5,401,742)                  1,736,729
 Repayment loan from stockholder

 Increase /decrease Long-term liabilities                            (15,000)                    (7,500)

 Increase /decrease Short-term liabilities                            (6,000)                          -

 Increase /decrease Bank overdraft                                  (683,278)                    434,136

 Issuance of new shares                                             1,707,000                          -
 Subscribed capital                                                7,794,093

                                                            ---------------------------------------------

 Net cash provided by financing activities                          3,395,073                  2,163,365
                                                            ---------------------------------------------


 Increase (decrease) in Cash                                           82,991                   (16,056)

 Cash at beginning of period                                           16,277                     65,005
                                                            ------------------     ----------------------

 Cash at end of period                                                 99,268                     48,949


The net loss includes  interest  accrued over the period ended April 30, 2005 of
(euro)115,755 and (euro)308,534 accrued over the period ended April 30, 2005. Over the period ended April 30, 2005 the company paid (euro)12,000 (for the period ending April 30, 2004, the company paid zero). Over the period ending April 30, 2005 and the period ending April 30, 2004, no income tax has been paid.

Consolidated statement of changes in Stockholders' equity

Playlogic International N.V.

STOCKHOLDERS' EQUITY
                                        Issued capital
                                                   Ordinary        Additional        Subscribed
                                                                                                   Accumulated
                                     Shares         shares      Paid-in capital       capital          deficit             Total
                                                  par value

                                 ---------------------------------------------------------------------------------------------------

January, 1 2004                        6,383,500        319,175         1,711,638                       (8,188,897)      (6,158,084)

Issue of share capital                6,420,040        321,002         496,500                -              -               817,502


Subscribed capital                    2,290,222            -             -             5,725,555             -            5,725,555

One time granted  option                      -            -         7,200,000                               -             7,200,000

Net loss 2004                                              -                                   -      (16,193,242)     (16,193,242)

                                 ---------------------------------------------------------------------------------------------------

At  December 31 2004             15,093,762           640,177         9,408,138    5,725,555          (24,382,139)      (8,608,269)

                                 ---------------------------------------------------------------------------------------------------
                                15,093,762       640,177          9,408,138        5,725,555          (24,382,139)      (8,608,269)

January 1, 2005

Movements 2005


Issue of share capital                 780,000        39,000           1,668,000              -                 -        1,707,000


Subscribed capital                    9,754,892             -                  -   7,794,093              -              7,794,093


Net loss January 1, 2005 until              0              -                   -           -         (576,537)           (576,537)
April 1, 2005
                                ------------------------------------------------------------------------------------------------
At April 30, 2005                    25,628,654      679,177       11,076,138       13,519,648     (24,958,676)           316,287

                                ------------------------------------------------------------------------------------------------

Playlogic International N.V.

Notes to consolidated financial statements

Note 1 Description of the business

     Playlogic International N.V. (the "company") was incorporated in the Netherlands in May 2002. The company publishes interactive entertainment software for video game consoles, PCs and handheld and mobile devices developed by its internal studio and by third parties.

Note 2 -  General

Currency. The financial statements are prepared in Euros (the functional currency). The applicable exchange rates of the various currencies against the Euro were used for the conversion. Exchange differences have been included in the financial results in the profit and loss account.

     Financial Risk Management. The company's vulnerabilities, such as trade receivables and payables, borrowings and liquid resources arise directly from its operations. The main purpose of its financial risk management is to keep the company's exposure at a reasonable level.

     Currency and interest risk. The company is exposed to currency risks. The company is particularly exposed to fluctuations in the exchange rate between the U.S. dollar and the Euro, as it incurs manufacturing costs and prices its systems in Euro (the functional currency) while a portion of its revenue is denominated in U.S. dollars. A substantial portion of the company's assets, liabilities and operating results are denominated in Euros, and a minor portion of its assets, liabilities and operating results are denominated in currencies other than the Euro. The company's consolidated financial statements are expressed in Euros. Accordingly, its results of operations are exposed to fluctuations in various exchange rates. As of the applicable balance sheet dates, the exposure was very limited, hence, no hedging activities were deemed necessary. In the company's exchange rate agreements, it uses fixed interest rates.

     Credit risk. From time to time distributors and retailers in the interactive entertainment software industry have experienced significant fluctuations in their businesses, and a number of them have failed. The insolvency or business failure of any significant retailer or distributor of our products could materially harm the company's business and financial results. The company typically makes sales to most of its retailers and some distributors on unsecured credit, with terms that vary depending upon the customer's credit history, solvency, credit limits and sales history. If necessary, a sufficient reserve will be maintained to attempt to a avoid a detriment to the company's business and financial results as a result of payment default. As of per December 31, 2004 this reserve was zero.

     Liquidity risk. The company's management believes that the current cash on hand and additional cash expected from operations will be sufficient order to cover its working capital requirements through the third quarter of 2005. After that time, it will need to obtain additional financing from third parties. If it does obtain any necessary financing in the future, it may need to cease operations.

Item 3 -  Legal proceedings

None.

Item 4 -  Accounting Policies

       Basis of Presentation

     The unaudited condensed consolidated financial statements of the company have been prepared in accordance with the instructions to Regulation S-X. Accordingly, the financial statements do not include all information and disclosures necessary for a presentation of the company's financial position, results of operations and cash flows in conformity with generally accepted accounting principles in the United States of America. In the opinion of management, the financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the company's financial position, results of operations and cash flows. The results of operations for any interim periods are not necessarily indicative of the results for the full year. The unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto.

         Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reporting periods. The most significant estimates and assumptions relate to the recoverability of prepaid royalties, capitalized software development costs and intangibles, inventories, realization of deferred income taxes and the adequacy of allowances for doubtful accounts. Actual amounts could differ significantly from these estimates.

         Accounts receivable

     Accounts receivable are shown after deduction of a provision for bad and doubtful debts where appropriate.


         Software Development

     Capitalized software development costs include payments made to independent software developers under development agreements, as well as direct costs incurred for internally developed products. The company accounts for software development costs in accordance with SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable.

     The company utilizes both internal development teams and third-party software developers to develop its products. It capitalizes internal software development costs and other content costs subsequent to establishing technological feasibility of a title. Amortization of such costs as a component of cost of sales is recorded on a title-by-title basis based on the greater of the proportion of current year sales to the total of current and estimated future sales for the title or the straight-line method over the remaining estimated useful life of the title. At each balance sheet date, the company evaluates the recoverability of capitalized software costs based on undiscounted future cash flows and charge to cost of sales any amounts that are deemed unrecoverable. The company's agreements with third-party developers generally provide it with exclusive publishing and distribution rights and require it to make advance payments that are recouped against royalties due to the developer based on the contractual amounts of product sales, adjusted for certain costs.

         Prepaid royalties

     The company capitalizes external software development costs (prepaid royalties) and other content costs subsequent to establishing technological feasibility of a title. Advance payments are amortized as royalties in cost of sales on a title-by-title basis based on the greater of the proportion of current year sales to the total of current and estimated future sales for that title or the contractual royalty rate based on actual net product sales as defined in the respective agreements. At each balance sheet date, the company evaluates the recoverability of advanced development payments and unrecognized minimum commitments not yet paid to determine the amounts unlikely to be realized through product sales. Advance payments are charged to cost of sales in the amount that management determines is unrecoverable in the period in which such determination is made or if management determines that it will cancel a development project.

        Deferred tax asset

     Referred tax assets are recognized for as far as the management believes that it is more likely than not that the valued deferred tax asset will be realized.

         Fixed assets

     Tangible fixed assets are stated at acquisition cost less depreciation calculated on a straight-line basis over the estimated useful life. Acquisitions during the year are written-off from the date of acquisition.

         Goodwill

     Goodwill arises from investments in subsidiaries and associated companies. Goodwill is the difference between the purchase price and the company's share in the amount at which the identifiable assets and liabilities of the acquired associated company are valued at on initial recognition. Investments in subsidiaries and associated companies are accounted for by using the equity method, determined using the same accounting principles as in the companies accounts. The carrying value of the goodwill will be tested annually for impairment based on the projected cash flows for the coming years.

         Impairment

     Impairment is the condition that exists when the carrying amount of a long lived asset, or group of assets, exceeds its fair value. An impairment loss shall be recognized only if the carrying amount of the long-lived asset, or group of assets, is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset at the date. The assessment shall be based on the carrying amount at the date it is tested for recoverability, whether in use or under development. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

     Fair value of an asset is the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

         Current liabilities

Current liabilities are stated at cost.

         Long-term liabilities

The long-term loans concern loans with a maturity date beyond one year.


          Revenue Recognition

     The company evaluates the recognition of revenue based on the criteria set forth in SOP 97-2, "Software Revenue Recognition", as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" and Staff Accounting Bulletin ("SAB") No. 101, "Revenue
Recognition in Financial Statements", as revised by SAB 104, "Revenue Recognition".

The company evaluates revenue recognition using the following basic criteria:

               o Evidence of an arrangement: the company recognizes revenue when it has evidence of an agreement with the customer reflecting the terms and conditions to deliver products.

               o Delivery: Delivery is considered to occur when the products are shipped and risk of loss has been transferred to the customer.

               o Fixed or determinable fee: If a portion of the arrangement fee is not fixed or determinable, the company recognizes that amount as revenue when the amount becomes fixed or determinable.

               o Collection is deemed probable: At the time of the transaction, the company conducts a credit review of each customer involved in a significant transaction to determine the creditworthiness of the customer. Collection is deemed probable if the company expects the customer to be able to pay amounts under the arrangement as those amounts become due. If the company determines that collection is not probable, it recognizes revenue when collection becomes probable (generally upon cash collection).

         Product Revenue

Product revenue, including sales to resellers and distributors, is recognized when the above criteria are met.

          Selling and marketing

Selling and marketing expenses are expensed in the period in which the service has been received.

Depreciation

Depreciation on fixed assets (property, plant and equipment) is calculated at fixed percentages of cost, based on the estimated useful life of the assets.

         Interest expense

Interest income (loss) relates to interest received or due from and paid or due to third parties, stockholders, subsidiaries and associated companies.

         Benefit from (provision for) income taxes

The income taxes on the profit and loss account are deferred taxes. Deferred income tax is recognized to the extent that it is probable that future taxable profits will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rate that is expected to apply to the period when the asset is realized or the liability is settled.

         Earnings per share

Basic EPS shall be computed by dividing net income available to ordinary stockholders (the numerator) by the weighted-average number of ordinary shares outstanding (the denominator) during the period. Shares issued during the period and shares reacquired during the period shall be weighted for the portion of the period that they were outstanding.

         Stock based compensation

The company accounts for its employees stock based compensation plans in accordance with APB 25, accounting for stock issued to employees. The company adopts the intrinsic value method, measured at the grant date and is recognized over the service period, which is usually the vesting period.


         New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" which revised Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". This statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". The revised statement addresses the accounting for share-based payment transactions with employees and other third parties, eliminates the ability to account for share-based compensation transactions using APB 25 and requires that the compensation costs relating to such transactions be recognized in the condensed consolidated statement of operations. The revised statement is effective as of the first fiscal year beginning after June 15, 2005.

Although the company is currently analyzing the method of adoption and impact of the adoption of this standard, effective January 1, 2006, it is expected to have an impact on the company's condensed consolidated financial statements similar to the pro forma disclosure under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

         Principles of consolidation and reporting entity.

The consolidated accounts comprise the fully consolidated financial information for Playlogic International N.V. and its subsidiaries in which Playlogic
International N.V. has majority control. Playlogic International N.V. is considered to control a company if it has, directly or indirectly, more than 50% of the voting rights in that company, enabling it to influence the company's finance and business policies and profit from its activities.

The consolidated accounts comprise the financial statements of Playlogic International N.V. (having its registered office in Amsterdam, The Netherlands) as head of the group and its 100%-subsidiary Playlogic Game Factory B.V. based in Breda, The Netherlands (having its registered office in Amsterdam, The Netherlands).

The financial statements of the parent and its subsidiaries are combined on a line by line basis by adding together items like assets, liabilities, equity, income and expenses. Unrealized intercompany results included in development costs of games at balance sheet date, resulting from intercompany transactions and intercompany balances, have been eliminated.

         Investments in associated companies

If the value of the identifiable assets and liabilities of the acquired associate was below zero, this value has been recognized for as far as the company is obliged to satisfy obligations of the associated company which it has guaranteed or is otherwise committed to.


Note 5  Financial position and continuity

         Financial position and continuity.

The company needs additional capital to fund future operations. Without this capital, the company will not be able to continue its operations on a stand alone basis. Through 2005, Playlogic International N.V. secured investment of approximately (euro) 3.8 million. These investors can be characterized as informal. They are committed to the long term future of the company.

The company is a global publisher of interactive software games designed for personal computers, and video game consoles and handheld platforms manufactured by Sony, Microsoft and Nintendo. Its principal sources of revenue are derived from publishing and distribution operations. Publishing revenues are derived from the sale of internally developed software titles or software titles developed by third parties. Operating margins in its publishing business are dependent upon its ability to continually release new, commercially successful products. Operating margins for titles based on licensed properties are affected by the company's costs to acquire licenses.

The company pursues a growth strategy by capitalizing on the widespread market acceptance of video game consoles, as well as the growing popularity of innovative action games that appeal to mature audiences. The company has established a portfolio of successful proprietary software content for the major hardware platforms. It expects to continue to become the leader in the mature, action product category by leveraging its existing franchises and developing new brands. The company currently anticipates that the release of World Racing 2, Knights of the Temple 2 and Gene Troopers will generate significant cash flow from its publishing business in fiscal 2005.

Subsequent Event

On June 30, 2005, the company and its shareholders completed a share exchange transaction with Donar Enterprises, Inc. ("Donar"), a US company that is listed on the OTC BB. Following the share exchange transaction, the company became a wholly-owned subsidiary of Donar and represented all of Donar's operations. The company's shareholders exchanged all of their shares for shares of Donar in the share exchange, and the company's former shareholders owned approximately 91% of the outstanding Donar common stock after the completion of the share exchange.

The share exchange creates the possibility for the company to obtain new capital through equity financing in the US public market.

The consolidated financial statements have been prepared assuming that the company will continue as a going concern. The company has experienced losses from operations, and has a working capital deficiency and accumulated deficit that raised substantial doubt at year end 2004 about its ability to continue as a going concern. However, in 2005 all loans granted by stockholders are redeemed. The redemption was used as payment on shares to be issued. By doing so, the company entered into the share exchange without any material loans. Further, new stock has been issued. Nevertheless new capital needs to be raised. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6 - Software Development

At the direction of Playlogic International N.V., Playlogic Game Factory B.V. has developed games. Research and development costs, which consist primarily of game development costs, are generally expensed as incurred. Accounting for the cost of games to be sold, leased or otherwise marketed, provides for the capitalization of certain game development costs incurred after certain requirements are met. The company capitalizes internal software development costs and other content costs subsequent to establishing technological feasibility of a title.

The expenditures underlying the development costs of games were entered on the basis of project related records and assessed at the directly related costs of personnel (including salaries, taxes, social securities and other personnel related costs, machinery and equipment used in R&D, and costs of facilities, and other directly related costs to R&D activities). The attribution of directly related costs of personnel is based on the relative share of capitalized working hours versus the total amount of working hours. Indirect hours are excluded from the capitalization.

Movements in the development costs of games are:
                                                    2005              2004

                                                         (In Euros)
                                                ----------------------------
Balance at 1 January                               860,049           393,557
Capitalized during the year                        290,001           341,989
                                                 ---------      ------------
Balance at 30 April                              1,150,050           735,546
                                                  ========          ========

It is the expectation that the capitalized games will lead to revenue within one year and will be recognized as product costs in relation to net sales. The increase in capitalization is accounted for under the research and development costs.

Note 7 Loan to associated companies
                                                           2005        2004
                                                        (In Euros)
                                                ----------------------------
Balance at 1 January                                    65,000            0
Capitalized during the year                             105,015           0
                                                      --------    --------
Balance at April 30                                    170,015            0
                                                       ========    ========

The associated companies are game developers. The company capitalizes external software development costs (prepaid royalties) and other content costs subsequent to establishing technological feasibility of a title. The future royalties payable to the game developer will be set off against the prepaid royalties for the game they concern. Repayment will only take place as far as the royalties to be paid to the developer are sufficient to repay the prepaid royalties. The financing of the games to associated companies have been expensed to research and development costs as long as they do not meet the requirements for capitalization.

The games currently under development by the associated companies are expected to be brought to the market in 2005. It is expected that the future royalties will be more than sufficient to repay the loan.

Note 8 -  Deferred tax asset

The taxable loss at April 30, 2005 amounts approximately (euro)18 million. The deferred income taxes were calculated using the Dutch nominal tax rate of 31.5%, which is to be applied in the future, as per current Dutch law. Recognition of the deferred tax asset was caused by the company's entering into contracts to purchase finished products and for distribution of these games.

                Taxable losses

                (In Euros)
                ------------------
                2002      2,096,984
                2003      4,474,764
                2004     10,610,391
                2005       841,660
               Total    18,023,799

The total deferred tax asset is (euro)5,677,496 for which valuation allowance is made of (euro)5,412,374. There are no tax liabilities.

                                             April 30, 2005    April 30, 2004
                                                        (In Euros)
                                                ----------------------------
Note 9 Loan from stockholder                        161,880         6,731,877


As per April 30, 2005 the loans have been redeemed. The remaining amount concerns the current account of a stockholder.

Note 10 Issued capital

The authorized capital of the company amounts (euro)1,500,000 and is divided into 29,999,997 ordinary shares and 3 priority shares with a par value of
(euro)0.05.

During 2004 6,420,040 ordinary shares were issued, leading to a total of 12,803,540 ordinary shares and 3 priority shares at December 31, 2004.

During the first four months of 2005 four transactions were executed with a total issuance of 780,000 shares, leading to a total of 13,583,537 ordinary shares and 3 priority shares at April 30, 2005.

In 2004 Sloterhof Investments N.V. and Castilla Investments B.V. have been granted a stock option right for in total 8,609,189 shares with an exercise price at par value. The intrinsic value of this option right is recognized as an expense in 2004.

The priority shares are 6% preferred shares.

The holders of the priority shares (Sloterhof Investments N.V. holds 2 and Castilla Investments N.V. holds 1) have the following rights:

               -    The right of approval of transfers of ordinary shares;

               - The right to decide about the size of the executive board and the supervisory board;

               - The right to make an obligatory nomination for members of the executive board and the supervisory board;

               -    The  right  to  decide  about   discharge,   suspension  and
                    remuneration of members of the management board;

               - To make propositions to the general meeting of stockholders to authorize another board of the company than the general meeting of stockholders to issue shares.

The general meeting of stockholders has resolved that the management board of Playlogic International N.V. shall be the body authorized to issue shares and to exclude or limit the pre-emptive rights of existing stockholders. This arrangement will last until 16 July 2007 and is non-revocable, unless the general meeting of stockholders, at the proposal of the meeting of priority stockholders, dissolves otherwise.

Note 11 Additional paid in capital

The additional paid in capital concerns the difference between issue price (after deduction of the issue costs) and the par value of issued shares.

Note 12 Subscribed capital

The subscribed capital, to be carried out in 2005, is included in the stockholders' equity at April 30, 2005. It has been agreed by contract, dated December 31, 2004, and April 29, 2005 that the loans granted by stock holders have been redeemed at respectively December 31, 2004 and April 29, 2005 and that the concerning redeemed amount ((euro) 13,519,648) have been paid on the subscribed capital for share issuance to be carried out in 2005. The cash was received but the shares had not been issued pending only notary approval. In lieu for the payment of (euro)13,519,648, a number of 12,045,114 ordinary shares are to be issued in 2005.

In 2004 certain stock holders have been granted a stock option right for in total 8,609,189 shares ((euro)7,200,000) with an exercise price at par value. The intrinsic value of this option right is recognized as an expense over the first four months of 2004.

Note 13  Net sales

The increase in net sales is attributable to growth in the company's publishing business. The increase in revenues was primarily attributable to sales of Alpha Black Zero and Airborne Troops (PS2), which were released in October 2004 and January 2005.

         Segmentation of net sales

The net sales could be segmented as follows:
European market: (euro)230,958 (2004: (euro)0)
US market: (euro)264,000 (2004: (euro)0)

The products have been delivered to game distributors only. The concerning games are valued at zero as per April 30, 2005 and April 30, 2004.

Note 14 Product cost

Once software development projects reach technological feasibility a substantial portion of our research and development costs are capitalized and subsequently amortized as cost of goods sold based on estimated lifetime product sales.

Note 15 General and administrative

This decrease in general and administrative expenses is primarily the result of granted options to directors ((euro)7,200,000) over 2004. The expense related to this option is a non-recurring event.

Note 16 -  Research and development

Research and development increases primarily due to the procurement of development studios, as well as increased personnel costs. Once software development projects reach technological feasibility, a substantial portion of the company's research and development costs are capitalized and subsequently amortized as cost of goods sold based on estimated lifetime product sales.

Part of the research and development consists of game development that meets the requirements of capitalization. Research and development costs, which consist primarily of game development costs, are generally expensed as incurred. Accounting for the cost of games to be sold, leased or otherwise marketed, provides for the capitalization of certain game development costs incurred after certain requirements are met. Establishing technological feasibility of the game and future economic benefit are some of the requirements.

                                         April 30, 2005          April 30, 2004
                                                         (In Euros)
                                        -----------------------------------

Research and development                        650,808             1,162,920
Capitalized part software development         (290,001)             (341,989)
                                        --------------------------------------
                                        --------------------------------------

Net research and development costs             360,807                 820,931


The company capitalizes internal software development costs and other content costs subsequent to establishing technological feasibility of a title. Amortization of such costs as a component of cost of sales is recorded on a title-by-title basis based on the greater of the proportion of current year sales to the total of current and estimated future sales for the title or the straight-line method over the remaining estimated useful life of the title. At each balance sheet date, we evaluate the recoverability of capitalized software costs based on undiscounted future cash flows and charge to cost of sales any amounts that are deemed unrecoverable.

Note 17 Benefit from income taxes

The Dutch nominal tax rate is 31.5%. A benefit from income taxes has been recognized over the taxable amount of the profit and loss account over the first four months of 2005.

Note 18 Other notes

        Security agreement

On August 31, 2004, Playlogic Game Factory B.V. signed a security agreement in favor of the Dutch Tax Authorities for the amount (euro)81,547 concerning Engine Software B.V.

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         Transactions with related parties

In 2004 Sloterhof Investments N.V. and Castilla Investments B.V. have been granted a stock option right for in total 8,609,189 shares with an exercise price at par value. The intrinsic value of this option right is recognized as an expense in 2004.


(b) Report of Independent Accountants

Report of the Independent Registered Public Accounting firm

To the board of directors and shareholders of Playlogic International N.V.

     We have audited the accompanying consolidated balance sheets of Playlogic International N.V., Amsterdam, and its subsidiaries ("the company") as of December 31, 2004 and December 31, 2003, and the related consolidated statements of operations, cash flows and changes in stockholders' deficit for each of the years in the two-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Playlogic International N.V., Amsterdam, and its subsidiaries as of December 31, 2004 and December 31, 2003 and the results of their operations, their cash flows and their changes in stockholders' deficit for each of the years in the two-year period ended December 31, 2004, in accordance with United States generally accepted accounting principles.

The consolidated financial statements referred to above have been prepared assuming that the company will continue as a going concern. As discussed in the note to the consolidated financial statements named "Financial position and continuity", the company has experienced losses from operations, and has a working capital deficiency and accumulated deficit that raised substantial doubt at year end 2004 about its ability to continue as a going concern. However, in 2005, all loans granted by stockholders are redeemed. The redemption will be used as payment on shares to be issued. By doing so, the company will enter the reverse merger without any material loans. Further new stock has been issued. Nevertheless new capital has to be raised. Management's plans in regard to these matters are also described in the note referred to above. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Amstelveen, The Netherlands, 13th July 2005

BDO CampsObers Accountants

/s/ O. van Agthoven RA                               /s/ H. Kroeze RA


O. van Agthoven RA                                   H. Kroeze RA


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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                       DONAR ENTERPRISES, INC.



                       By:      /s/ WILLEM M. SMIT
                                Name: Willem M. Smit
                                Title: President and Chief executive Officer


Date:  July 15, 2005